                                                                    Exhibit 10.1

EXECUTED COPY

                                  $365,000,000

                                CREDIT AGREEMENT

                            Dated as of July 23, 1999

                                      Among

                             LODGIAN FINANCING CORP.
                                   as Borrower

                                       and

                                  LODGIAN, INC.
                                   its Parent

                                       and

                             IMPAC HOTEL GROUP, LLC,

                                  SERVICO, INC.

                                       and

                         THE OTHER AFFILIATE GUARANTORS
                                  PARTY HERETO
                             as Affiliate Guarantors

                                       and

                  THE INITIAL LENDERS AND INITIAL ISSUING BANK
                                  NAMED HEREIN
                   as Initial Lenders and Initial Issuing Bank

                                       and

                       MORGAN STANLEY SENIOR FUNDING, INC.
                  as Administrative Agent and Collateral Agent

                                       and

                       MORGAN STANLEY SENIOR FUNDING, INC.
          as Co-Lead Arranger, Joint-Book Manager and Syndication Agent

                                       and

                              LEHMAN BROTHERS INC.
                   as Co-Lead Arranger and Joint-Book Manager

                                       and

                          LEHMAN COMMERCIAL PAPER INC.
                             as Documentation Agent

                               TABLE OF CONTENTS

Section                                                                     Page

     ARTICLE I DEFINITIONS AND ACCOUNTING TERMS                                2
        1.01.  Certain Defined Terms                                           2
        1.02.  Computation of Time Periods; Other Definitional Provisions     30
        1.03.  Accounting Terms                                               30

     ARTICLE II AMOUNTS AND TERMS OF THE ADVANCESAND THE LETTERS OF CREDIT    30
        2.01.  The Advances and the Letters of Credit                         30
        2.02.  Making the Advances                                            32
        2.03.  Issuance of and Drawings and Reimbursement Under
               Letters of Credit                                              35
        2.04.  Repayment of Advances                                          36
        2.05.  Termination or Reduction of the Commitments                    39
        2.06.  Prepayments                                                    40
        2.07.  Interest                                                       43
        2.08.  Fees                                                           44
        2.09.  Conversion of Advances                                         45
        2.10.  Increased Costs, Etc.                                          45
        2.11.  Payments and Computations                                      47
        2.12.  Taxes                                                          49
        2.13.  Sharing of Payments, Etc.                                      52
        2.14.  Use of Proceeds                                                52
        2.15.  Defaulting Lenders                                             53

     ARTICLE III CONDITIONS OF LENDING ANDISSUANCES OF LETTERS OF CREDIT      56
        3.01.  Conditions Precedent to Initial Extension of Credit            56
        3.02.  Conditions Precedent to Each Borrowing and Issuance
               and Renewal                                                    62
        3.03.  Determinations Under Section 3.01                              63

     ARTICLE IV REPRESENTATIONS AND WARRANTIES                                64
        4.01.  Representations and Warranties of the Borrower                 64

     ARTICLE V COVENANTS OF THE BORROWER                                      70
        5.01.  Affirmative Covenants                                          70
        5.02.  Negative Covenants                                             77
        5.03.  Reporting Requirements                                         85
        5.04.  Financial Covenants                                            89

     ARTICLE VI EVENTS OF DEFAULT                                             93
        6.01.  Events of Default                                              93
        6.02.  Actions in Respect of the Letters of Credit upon Default       96

     ARTICLE VII AFFILIATE GUARANTY                                           97
        7.01.  Guaranty                                                       97
        7.02.  Guaranty Absolute                                              98
        7.03.  Waiver                                                         99
        7.04.  Subrogation                                                    99

     ARTICLE VIII THE AGENTS                                                 100
        8.01.  Authorization and Action                                      100
        8.02.  Agents' Reliance, Etc.                                        101
        8.03.  Morgan Stanley, Lehman Brothers and Affiliates                101
        8.04.  Lender Party Credit Decision                                  101
        8.05.  Indemnification                                               102
        8.06.  Successor Agents                                              103

     ARTICLE IX MISCELLANEOUS                                                104
        9.01.  Amendments, Etc.                                              104
        9.02.  Notices, Etc.                                                 104
        9.03.  No Waiver; Remedies                                           105
        9.04.  Costs and Expenses                                            105
        9.05.  Right of Set-off                                              107
        9.06.  Binding Effect                                                107
        9.07.  Assignments and Participations                                107
        9.08.  Execution in Counterparts                                     110
        9.09.  No Liability of the Issuing Bank                              110

Section                                                                     Page

        9.10.  Confidentiality                                               111
        9.11.  Release of Hotel Collateral                                   111
        9.12.  Jurisdiction, Etc.                                            111
        9.14   Governing Law                                                 112
        9.15.  Waiver of Jury Trial                                          112

SCHEDULES

Schedule I        -      Commitments and Applicable Lending Offices
Schedule 4.01(b)  -      Subsidiaries
Schedule 4.01(d)  -      Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(o)  -      Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(p)  -      Environmental Disclosure
Schedule 4.01(s)  -      Existing Debt
Schedule 4.01(t)  -      Surviving Debt
Schedule 4.01(u)  -      Liens
Schedule 4.01(v)  -      Owned Real Property
Schedule 4.01(w)  -      Leased Real Property
Schedule 4.01(x)  -      Investments
Schedule 4.01(y)  -      Patents, Trademarks, Tradenames, Servicemarks and
                         Copyrights
Schedule 4.01(z)  -      Material Contracts

EXHIBITS

Exhibit A-1       -      Form of Term A Note
Exhibit A-2       -      Form of Term B Note
Exhibit A-3       -      Form of Working Capital Note
Exhibit B         -      Form of Notice of Borrowing
Exhibit C         -      Form of Assignment and Acceptance
Exhibit D         -      Form of Security Agreement
Exhibit E         -      Form of Solvency Certificate
Exhibit F         -      Form of Opinion of Counsel to the Loan Parties
Exhibit G         -      Form of Term C Supplement
Exhibit H         -      Form of Affiliate Guaranty Supplement

                                CREDIT AGREEMENT

            CREDIT AGREEMENT dated as of July 23, 1999 among LODGIAN FINANCING CORP., a Delaware corporation (the "Borrower"), LODGIAN, INC., a Delaware corporation (the "Parent"), SERVICO, INC., a Florida corporation ("Servico"), IMPAC HOTEL GROUP, LLC, a Georgia limited liability company ("Impac"), the other Affiliates (as hereinafter defined) of the Borrower listed on the signature pages hereof under the caption "Affiliate Guarantors" and the Additional Affiliate Guarantors (as hereinafter defined) (such Affiliates so listed, together with the Additional Affiliate Guarantors, Servico and Impac, the "Affiliate Guarantors"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), the bank listed on the signature pages hereof as the Initial Issuing Bank (the "Initial Issuing Bank") and, together with the Initial Lenders, the "Initial Lender Parties") and the Swing Line Bank (as hereinafter defined), Morgan Stanley Senior Funding, Inc. ("Morgan Stanley"), as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII, the "Collateral Agent"), Morgan Stanley, as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the "Administrative Agent"), MORGAN STANLEY SENIOR FUNDING, INC. ("MSSF") as co-lead arranger, joint-book manager and syndication agent (in such capacity, together with any successor syndication agent appointed pursuant to Article VIII, the "Syndication Agent") and LEHMAN BROTHERS INC. ("Lehman" and together with MSSF, the "Arrangers") as co-lead arranger and joint-book manager, and LEHMAN COMMERCIAL PAPER INC. as documentation agent (together with any successor documentation agent appointed pursuant to Article VIII, the "Documentation Agent" and together with the Collateral Agent, the Administrative Agent and the Syndication Agent, the "Agents") for the Lender Parties (as hereinafter defined).

PRELIMINARY STATEMENTS:

            (1) The Borrower was organized by the Parent in connection with the refinancing of certain Existing Debt (as hereinafter defined) of the Parent and certain of its Subsidiaries (as hereinafter defined) (the "Refinancing") and the proposed financing of certain hotel development and repositioning projects (the "Financing").

            (2) The Financing and Refinancing will be funded, in part, by the issuance by the Borrower (either by private placement or underwritten public sale) of the Subordinated Notes.

            (3) The Borrower has requested that, in connection with the Refinancing and the Financing, the Lender Parties make loans and other financial accommodations to the Borrower in an aggregate amount up to $375,000,000. The Lender Parties have agreed to make such loans and financial accommodations on the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Additional Affiliate Guarantor" has the meaning specified in
      Section 7.

            "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

            "Administrative Agent's Account" means the account of the Administrative Agent as the Administrative Agent shall specify in writing to the Lender Parties.

            "Advance" means a Term A Advance, a Term B Advance, a Term C Advance, a Working Capital Advance, a Swing Line Advance or a Letter of Credit Advance.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

            "Affiliate Guarantors" has the meaning specified in the recital of parties to this Agreement.

            "Affiliate Guaranty" means the guaranty of each of the Affiliate Guarantors set forth in Article VII.

            "Affiliate Guaranty Supplement" has the meaning specified in Section 7.05.

            "Agents" has the meaning specified in the recital of parties to this Agreement.

            "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to:
      (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives

      Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement (provided that in determining the Agreement Value of a Hedge Agreement between a Loan Party and a counterparty, there shall be taken into account any offsetting gains under other hedging arrangements between such Loan Party and such counterparty so long as such Loan Party and such counterparty are party to a netting agreement); capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

            "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating of the Parent, as of such date, as set forth below:

================================================================================
                                                               Eurodollar
                                     Eurodollar   Base Rate       Rate
                          Base Rate     Rate       Working       Working
                            Term        Term       Capital       Capital
   Public Debt Rating      Advances   Advances    Advances      Advances
================================================================================
Level I
Rated Ba2/BB and above      2.25%       3.50%       2.00%         3.25%
--------------------------------------------------------------------------------
Level II
Rated less than Level I
but at least Ba3/BB-        2.50%       3.75%       2.25%         3.50%
--------------------------------------------------------------------------------
Level III
Rated less than Level II
but at least B1/B+          2.75%       4.00%       2.50%         3.75%
================================================================================
Level IV
Rated less than Level III   3.00%       4.25%       2.75%         4.00%
================================================================================

      The Applicable Margin for each Base Rate Advance shall be determined by reference to the Public Debt Rating in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the Public Debt Rating in effect on the first day of each Interest Period for such Advance. The Applicable Margin in respect of the Term C Facility shall be as set forth in the Term C Supplement.

            "Appraisal" has the meaning specified in Section 3.01(a)(iii).

            "Appraised Value" has the meaning specified in Section 3.01(a)(iii).

            "Appropriate Lender" means, at any time, with respect to (a) any of the Term A Facility, the Term B Facility, the Term C Facility or the Working Capital Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Working Capital Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Working Capital Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Working Capital Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Working Capital Lender.

            "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Arrangers" has the meaning specified in the recital of parties to this Agreement.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

            "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

            "Banc One Facility" means the loan agreements, dated as of December 8, 1998, amount several operating Subsidiaries of the Parent and Banc One Capital Funding Corporation.

            "Bankruptcy Law" has the meaning specified in Section 7.01(b)(i).

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as it's base commercial lending rate; and

                  (b) 1/2 of 1% per annum above the Federal Funds Rate.

            "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

            "Borrower" has the meaning specified in the recital of parties to this Agreement.

            "Borrower's Account" means the account of the Borrower maintained by the Borrower as the Borrower shall specify in writing to the Administrative Agent.

            "Borrowing" means a Term A Borrowing, a Term B Borrowing, a Term C Borrowing, a Working Capital Borrowing or a Swing Line Borrowing.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "Canadian Documents" means (i) the Debenture Pledge Agreement dated as of July 23, 1999 between Servico Windsor, Inc. and the Collateral Agent, (ii) the Guarantee dated as of July 23, 1999 between Servico Windsor, Inc. and the Collateral Agent and (iii) the Demand Debenture dated July 23, 1999 between Servico Windsor, Inc. and the Collateral Agent.

            "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

            "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than (i) in the case of clauses (a) and (b) below, 360 days from the date of issuance thereof and (ii) in the case of clause
      (c) below, 270 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $2,500,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

            "Change of Control" means the occurrence of any of the following:
      (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
      1934), directly or indirectly, of Voting Interests of the Parent (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the Parent; or (b) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Parent (together with any new directors whose election by such board of directors was approved by a majority of the directors then still in office who are entitled to vote to elect such new directors and were either directors at the beginning of such period or Persons whose election as directors was previously so approved) shall cease for any reason to constitute a majority of the board of directors of the Parent; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent; or (d) the Parent shall cease to own 100% of the Equity Interests in the Borrower; or (e) the Borrower shall cease to own, directly or indirectly, 100% of the Equity Interests each of the Subsidiary Guarantors.

            "Clean-Down Period" means a period of 30 consecutive days commencing on August 1, 2000 and on each anniversary thereof.

            "Collateral Account" has the meaning specified in the Security Agreement.

            "Collateral Agent" has the meaning specified in the recital of parties to this Agreement.

            "Collateral Documents" means the Security Agreement, the Mortgages, the Canadian Documents and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent or the Administrative Agent for the benefit of the Secured Parties.

            "Commitment" means a Term A Commitment, a Term B Commitment, a Term C Commitment, a Working Capital Commitment or a Letter of Credit Commitment.

            "Confidential Information" means information that any Loan Party furnishes to any Agent or any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender Party of its obligations hereunder or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties that is not, to the best of such Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with a Loan Party.

            "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

            "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such

      Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

            "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to
      Section 2.09 or 2.10.

            "CRESTS" means the $175 million of convertible redeemable equity structure trust securities issued by Lodgian Capital Trust I in June, 1998.

            "Debt" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

            "Debt/EBITDA Ratio" means, at any date of determination, the ratio of Consolidated total Debt for Borrowed Money of the Parent and its Subsidiaries as at the end of the most recently ended fiscal quarter of the Parent for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to Consolidated EBITDA of the Parent and its Subsidiaries for such fiscal quarter and the immediately preceding three fiscal quarters. Notwithstanding the foregoing, Debt/EBITDA Ratio for the fiscal quarter ending September 30, 1999 shall be determined on an annualized basis, by multiplying Consolidated EBITDA of the Parent and its Subsidiaries for the first three fiscal quarters of 1999 by one and one-third (1 ).

            "Debt for Borrowed Money" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

            "Declining Lender" has the meaning specified in Section 2.06(c).

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

            "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to
      (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or the Issuing Bank pursuant to Section 7.05 to reimburse such Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

            "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

            "Disclosed Litigation" has the meaning specified in Section 3.01(e).

            "Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

            "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "Domestic Subsidiary" means any Subsidiary other than a Foreign Subsidiary.

            "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss), (b) interest expense,
      (c) income tax expense, (d) depreciation expense, (e) amortization expense, in each case of the Parent and its Subsidiaries, determined in accordance with GAAP for such period; provided however that "EBITDA" shall be calculated without taking into account (without duplication) (i) extraordinary or non-recurring gains and losses, and (ii) gains and losses from sales, transfers and other dispositions of assets outside the ordinary course of business; provided further that "EBITDA" shall only include the net income for such period of any Person that is not a Subsidiary of the Parent to the extent of dividends or distributions or other payments paid in cash to the Parent or any of its wholly-owned Subsidiaries.

            "Effective Date" means the first date on which the conditions set forth in Article III shall have been satisfied.

            "Eligible Assignee" means any commercial bank or financial institution (including, without limitation, any fund that regularly invests in loans similar to the Term B Advances) as approved by the Administrative Agent and, so long as no Event of Default has occurred and is continuing at the time of such assignment, by the Borrower (such approval not to be unreasonably withheld); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

            "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Law" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
      (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;
      (b) the application for a minimum funding waiver with respect to a Plan;
      (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in
      Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
      (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a

      Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

            "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

            "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

            "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Excess Cash Flow" means, for any period,

                        (a) the sum of:

                              (i) Consolidated net income (or loss) of the
                  Parent and its Subsidiaries for such period plus

                              (ii) the aggregate amount of all non-cash charges
                  deducted in arriving at such Consolidated net income (or loss) less

                        (b)   the sum of:

                              (i) the aggregate amount of all non-cash credits
                  included in arriving at such Consolidated net income (or loss) plus

                              (ii) the aggregate amount of Capital Expenditures
                  of the Parent and its Subsidiaries paid in cash during such period to the extent permitted by this Agreement plus

                              (iii) the aggregate amount of all regularly
                  scheduled principal payments of Funded Debt made during such period plus

                              (iv) the aggregate principal amount of all
                  optional prepayments of Term Advances made during such period pursuant to Section 2.06(a) plus

                              (v) the aggregate amount of all dividends paid by
                  the Parent during such period plus

                        (vi) the aggregate amount of Investments in Permitted
                  Joint Ventures by the Parent and its Subsidiaries paid in cash during such period to the extent permitted by this Agreement.

            "Existing Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately before giving effect to the consummation of the transactions contemplated by the Transaction Documents.

            "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include (a) tax refunds and (b) cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is committed in writing to be made within 6 months following the occurrence of such damage or loss and actually made within 12 months after the occurrence of such damage or loss or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto; provided further that, if in any Fiscal Year, Extraordinary Receipts consisting of the type described in clause (b) in the prior proviso exceeds $10 million, such Extraordinary Receipts shall be applied as set forth in Annex A.

            "Facility" means the Term A Facility, the Term B Facility, the Term C Facility, the Working Capital Facility, the Swing Line Facility or the Letter of Credit Facility.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Fee Letter" means the fee letter dated July 22, 1999 between the Parent and the Administrative Agent, as amended.

            "Financing" has the meaning specified in the Preliminary Statements.

            "Fiscal Year" means a fiscal year of the Parent and its Consolidated Subsidiaries ending on December 31 in any calendar year.

            "Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) the sum of (i) interest payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money plus (ii) the greater of (A) the recurring property Capital Expenditures for such period and (B) 4% of the gross property revenue derived by the Parent and its Subsidiaries from such property plus (iii) all scheduled principal amortization (excluding balloon payments due at maturity) of all Debt for Borrowed Money payable plus (iv) dividends and other distributions on Equity

      Interests, to the extent paid or payable in cash or Cash Equivalents plus
      (v) cash payments payable in respect of taxes, in each case, of or by the Parent and its Subsidiaries during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

            "Foreign Subsidiary" means a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

            "Funded Debt" of any Person means Debt in respect of the Advances, in the case of the Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

            "GAAP" has the meaning specified in Section 1.03.

            "Guaranties" means the Affiliate Guaranty and the Subsidiary
      Guaranty.

            "Guarantors" means the Affiliate Guarantors and the Subsidiary Guarantors.

            "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
      (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

            "Hedge Bank" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

            "Hotel Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent or the Administrative Agent for the benefit of the Secured Parties.

            "Hotel Collateral EBITDA" means, in respect of any period, EBITDA for such period derived solely from or attributable solely to Hotel Collateral Properties less, to the extent not previously deducted, the sum of (i) the greater of (A) actual management fees in respect of such Hotel Collateral Properties during such period and (B) 4% of gross revenues in respect of such Hotel Collateral Properties during such period and (ii) the greater of (A) actual franchise fees in respect of such Hotel Collateral Properties during such period and (B) 4% of gross room revenues in respect of such Hotel Collateral Properties during such period.

            "Hotel Collateral Properties" means all real property owned or leased by any Loan Party or any of its Subsidiaries in which such Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property or, in the case of leased properties, valid and subsisting leasehold interests, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

            "Impac" has the meaning specified in the recital of parties to this Agreement.

            "Indemnified Party" has the meaning specified in Section 9.04(b).

            "Information Memorandum" means the information memorandum dated June 19, 1999 used by the Arrangers in connection with the syndication of the Commitments.

            "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

            "Initial Issuing Bank", "Initial Lender Parties" and "Initial Lenders" each has the meaning specified in the recital of parties to this Agreement.

            "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "Interest Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) interest payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money, in each case, of or by the Parent and its Consolidated Subsidiaries during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be. Notwithstanding the foregoing, Interest Coverage Ratio for the fiscal quarter ending September 30, 1999 shall be determined on an annualized basis, by multiplying each component thereof, in each case, of the Parent and its Consolidated Subsidiaries for the first three fiscal quarters of 1999 by one and one-third (11/3).

            "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such

      Interest Period shall be one, two, three, six or, if available to all Lenders, twelve months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                        (a) the Borrower may not select any Interest Period with
            respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                        (b) Interest Periods commencing on the same date for
            Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                        (c) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                        (d) whenever the first day of any Interest Period occurs
            on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

            "Issuing Bank" means the Initial Issuing Bank and any Eligible Assignee to which the entire Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as the Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as the Initial Issuing Bank or Eligible Assignee, as the case may be, shall have the Letter of Credit Commitment.

            "L/C Cash Collateral Account" has the meaning specified in the Security Agreement.

            "L/C Related Documents" has the meaning specified in Section 2.04(d)(ii).

            "Lehman" has the meaning specified in the recital of parties to this Agreement.

            "Lender Party" means any Lender, the Issuing Bank or the Swing Line Bank.

            "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

            "Letter of Credit Advance" means an advance made by the Issuing Bank or any Working Capital Lender pursuant to Section 2.03(c).

            "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

            "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on
      Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into an Assignment and Acceptance, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Letter of Credit Facility" means, at any time, an amount equal to the Issuing Bank's Letter of Credit Commitments at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Letters of Credit" has the meaning specified in Section 2.01(d).

            "Lien" means any lien, security interest or other similar charge or encumbrance, or any other similar type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property (and shall include the filing of a Financing Statement under the Uniform Commercial Code of any jurisdiction and the existence of any security agreement which authorizes any secured party thereunder to file a Financing Statement).

            "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, and (vi) each Letter of Credit Agreement and (b) for purposes of the Guaranties and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Agreement and (vii) each Secured Hedge Agreement, in each case as amended.

            "Loan Parties" means the Parent, the Borrower and the Guarantors.

            "Margin Stock" has the meaning specified in Regulation U.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries, (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Transaction Document to which it is or is to be a party.

            "Material Contract" means, with respect to any Person, (i) each Franchise Agreement described in Annex A and (ii) each other similar franchise agreement between a Loan Party and a hotel franchisor.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgage Policies" has the meaning specified in Section 3.01(a)(iv)(B).

            "Mortgages" has the meaning specified in Section 3.01(a)(iv).

            "MSSF" has the meaning specified in the recital of parties to this Agreement.

            "Multiemployer Plan" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA

      Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and
      (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder; provided further that "Net Cash Proceeds" from the sale, lease, transfer or other disposition of any asset shall not include any amount of cash proceeds received in connection with such transaction to the extent such cash proceeds are applied to replace the asset in respect of which such cash proceeds were received or are reinvested in the business of the Parent and its Subsidiaries in a manner consistent with the requirements of Section 5.02(a), so long as the commencement of such application is made within twelve months after the occurrence of such sale, lease, transfer or other disposition.

            "Nomura Impac I Facility" means the Loan Agreement, dated March 12, 1997, between Impac Hotels I, L.L.C. and Nomura Asset Capital Corporation.

            "Non-Core Assets" means the asset set forth on Schedule 5.02(e).

            "Nonratable Assignment" means an assignment by a Lender Party pursuant to Section 9.07(a) of a portion of its rights and obligations under this Agreement, other than an assignment of a uniform, and not a varying, percentage of all of the rights and obligations of such Lender Party under and in respect of all of the Facilities (other than the Letter of Credit Facility and the Swing Line Facility).

            "Note" means a Term A Note, a Term B Note, a Term C Note or a Working Capital Note.

            "Notice of Borrowing" has the meaning specified in Section 2.02(a).

            "Notice of Issuance" has the meaning specified in Section 2.03(a).

            "Notice of Renewal" has the meaning specified in Section 2.01(d).

            "Notice of Swing Line Borrowing" has the meaning specified in
      Section 2.02(b).

            "Notice of Termination" has the meaning specified in Section
      2.01(d).

            "NPL" means the National Priorities List under CERCLA.

            "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

            "OECD" means the Organization for Economic Cooperation and Development.

            "Open Year" has the meaning specified in Section 4.01(q)(iii).

            "Other Taxes" has the meaning specified in Section 2.12(b).

            "Parent" has the meaning specified in the recital of parties to this Agreement

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "Permitted Encumbrances" has the meaning specified in Annex A.

            "Permitted Joint Venture" means a joint venture between a Subsidiary of the Parent and a third party which owns or operates one or more hotel properties that are not Hotel Collateral, and may include a joint venture in which such Subsidiary owns greater than a 50% ownership interest.

            "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) Permitted Encumbrances; provided, however, that with respect to any real property subject to a Mortgage, the term "Permitted Liens" shall only mean Permitted Encumbrances.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Pledged Debt" has the meaning specified in the Security Agreement.

            "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

            "Pro Rata Share" of any amount means, with respect to any Working Capital Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Working Capital Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Working Capital Commitment as in effect immediately prior to such termination) and the denominator of which is the Working Capital Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Working Capital Facility as in effect immediately prior to such termination).

            "Public Debt Rating" means, as of any date, the higher of (a) the rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of long-term senior secured debt issued by the Parent, or (b) the senior implied or corporate credit rating of the Parent as determined by either S&P or Moody's, as the case may be. For purposes of the foregoing, (a) if only one of S&P or Moody's shall have in effect a Public Debt Rating, the Applicable Margin shall be determined by reference to the available rating; (b) if neither of S&P or Moody's shall have in effect a Public Debt Rating, the Applicable Margin will be set in accordance with Level IV under the definition of "Applicable Margin"; (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be; and (e) if the ratings established by S&P or Moody's shall fall within different levels, the Applicable Margin shall be based upon the lower rating..

            "Redeemable" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

            "Reduction Amount" has the meaning specified in Section 2.06(b)(vi).

            "Refinancing" has the meaning specified in the Preliminary
      Statements.

            "Register" has the meaning specified in Section 9.07(d).

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Related Documents" means the Subordinated Debt Documents, any intercompany notes issued pursuant to Section 5.02(b)(i)(B) or (ii) and the Tax Sharing Agreement.

            "Required Lenders" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate Unused Term A Commitments at such time, (d) the aggregate Unused Term B Commitments at such time, (e) the aggregate Unused Working Capital Commitments at such time and (f) the aggregate unused Term C Commitments (if any) at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the Unused Term A Commitment of such Lender at such time,
      (D) the Unused Term B Commitment at such time, (E) the Unused Working Capital

      Commitment of such Lender at such time and (F) the unused Term C Commitment (if any) of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments.

            "Responsible Officer" means any officer of any Loan Party or any of its Subsidiaries.

            "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

            "Secured Hedge Agreement" means any Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

            "Secured Obligations" has the meaning specified in Section 2 of the Security Agreement.

            "Secured Parties" means the Agents, the Lender Parties and the Hedge Banks..

            "Security Agreement" has the meaning specified in Section
      3.01(a)(ii).

            "Senior Debt" shall mean the principal amount of (a) the Obligations of the Borrower hereunder at any time outstanding and (b) any other Consolidated total Debt for Borrowed Money of the Borrower and its Subsidiaries (other than the Subordinated Debt) the repayment of which is secured by a Lien upon or which otherwise constitutes a claim upon Hotel Collateral EBITDA, in each case as of the end of the most recently ended fiscal quarter of the Borrower.

            "Senior Debt/Hotel Collateral EBITDA Ratio" means, at any date of determination, the ratio of Consolidated total Senior Debt of the Borrower and its Subsidiaries as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to Consolidated Hotel Collateral EBITDA of the Borrower and its Subsidiaries for such fiscal quarter and the immediately preceding three fiscal quarters. Notwithstanding the foregoing, Senior Debt/Hotel Collateral EBITDA Ratio for the fiscal quarter ending September 30, 1999 shall be determined on an annualized basis, by multiplying Consolidated Hotel Collateral EBITDA of the Borrower and its Subsidiaries for the first three fiscal quarters of 1999 by one and one-third (11/3).

            "Servico" has the meaning specified in the recital of parties to this Agreement.

            "Single Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

            "Subordinated Debt" means the Subordinated Notes and any other Debt of any Loan Party that is subordinated to the Obligations of such Loan Party under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

            "Subordinated Debt Documents" means the Indenture dated as of July 23, 1999, by and among the Borrower, the Parent, the Affiliate Guarantors (other than Servico and Impac) and Bankers Trust Company, as trustee, relating to the issuance by the Borrower of the Subordinated Notes, the Placement Agreement, dated July 20, 1999, among the Borrower, the Parent, the Affiliated Guarantors (other than Servico and Impac) and Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Bear, Stearns & Co. Inc. as placement agents, the Registration Rights Agreement dated July 20, 1999 by and among the Borrower, the Parent, the Affiliate Guarantors (other than Servico and Impac) and Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Bear Stearns & Co. Inc. and all other agreements, indentures and instruments pursuant to which Subordinated Debt is issued, in each case as amended, to the extent permitted under the Loan Documents.

            "Subordinated Notes" means the 12.25% of Senior Subordinated Notes due 2009 issued by the Borrower in an initial aggregate principal amount of $200,000,000.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; provided, however, that for all purposes of the Loan Documents, a Permitted Joint Venture shall be deemed not to be a Subsidiary.

            "Surviving Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Transaction.

            "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(f) or (b) any Working Capital Lender pursuant to Section 2.02(b).

            "Swing Line Bank" means Morgan Stanley or any successor or assign of Morgan Stanley.

            "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(e) or the Working Capital Lenders pursuant to Section 2.02(b).

            "Swing Line Facility" has the meaning specified in Section 2.01(e).

            "Syndication Agent" has the meaning specified in the recital of parties to this Agreement.

            "Tax Returns" has the meaning specified in Section 4.01(q)(ii).

            "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of July 23, 1999 by and among the Parent, the Borrower, Servico, Impac and Sixteen Hotels, Inc., as amended, supplemented or otherwise modified from time to time.

            "Taxes" has the meaning specified in Section 2.12(a).

            "Term Advances" means the Term A Advances, the Term B Advances and the Term C Advances.

            "Term A Advance" has the meaning specified in Section 2.01(a).

            "Term A Borrowing" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

            "Term A Commitment" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
      Section 9.07(d) as such Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Term A Facility" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

            "Term A Lender" means any Lender that has a Term A Commitment.

            "Term A Note" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender, as amended.

            "Term B Advance" has the meaning specified in Section 2.01(b).

            "Term B Borrowing" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

            "Term B Commitment" means, with respect to any Term B Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
      Section 9.07(d) as such Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Term B Facility" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

            "Term B Lender" means any Lender that has a Term B Commitment.

            "Term B Note" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Term B Advance made by such Lender, as amended.

            "Term C Advance" has the meaning specified in Section 2.16.

            "Term C Borrowing" means a borrowing consisting of simultaneous Term C Advances of the same Type made by the Term C Lenders.

            "Term C Commitment" means, with respect to any Term C Lender at any time, the amount set forth opposite such Lender's name on Schedule I to the Term C Supplement under the caption "Term C Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Term C Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Term C Facility" means, at any time, the aggregate amount of the Term C Lenders' Term C Commitments at such time.

            "Term C Lender" means any Lender that executes a Term C Supplement.

            "Term C Note" means a promissory note of the Borrower payable to the order of any Term C Lender, in substantially the form of Exhibit A-4 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from a Term C Advance made by such Lender, as amended.

            "Term C Supplement" means a supplement to this Agreement substantially in the form of Exhibit G hereto which shall (i) be executed and delivered by the Borrower and each Lender that has agreed to have a Term C Commitment, (ii) set forth the maturity date and scheduled amortization of the Term C Facility, (iii) set forth the interest rate, commitment fees and other amounts which shall be payable in respect of the Term C Facility. All of the matters set forth in a Term C Supplement shall be subject to the restrictions and limitations set forth in Section 2.16.

            "Term Facilities" means the Term A Facility, the Term B Facility and the Term C Facility.

            "Termination Date" means the earlier of (a) the date of termination in whole of the Working Capital Commitments, the Letter of Credit Commitments, the Term A Commitments and the Term B Commitments pursuant to
      Section 2.05 or 6.01 and (b) (i) for purposes of the Working Capital Facility and the Letter of Credit Facility, April 15, 2004, (ii) for purposes of the Term A Facility, the Term B Facility and for all other purposes, the earlier of (a) the final maturity date of the Banc One Facility and (b) September 15, 2006 and (iii) for purposes of the Term C Facility, the final maturity date for the Term C Facility set forth in the Term C Supplement.

            "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to the Borrower or any of its Subsidiaries to effect payment for such inventory.

            "Transactions" means the Financing, the Refinancing and the transactions contemplated by the Transaction Documents.

            "Transaction Documents" means, collectively, the Loan Documents and the Related Documents.

            "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

            "Unused Term A Commitment" means, with respect to any Term A Lender at any time, (a) such Lender's Term A Commitment at such time minus the aggregate principal amount of all Term A Advances made by such Lender and outstanding at such time.

            "Unused Working Capital Commitment" means, with respect to any Working Capital Lender at any time, (a) such Lender's Working Capital Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Working Capital Advances, Swing Line Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(e) and outstanding at such time.

            "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

            "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            "Working Capital Advance" has the meaning specified in Section 2.01(c).

            "Working Capital Borrowing" means a borrowing consisting of simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

            "Working Capital Commitment" means, with respect to any Working Capital Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Working Capital Facility" means, at any time, the aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.

            "Working Capital Lender" means any Lender that has a Working Capital Commitment.

            "Working Capital Note" means a promissory note of the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Working Capital Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended.

            SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

            SECTION 2.01. The Advances and the Letters of Credit. (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make up to 12 advances (each a "Term A Advance") to the Borrower on any Business Day during the period from the Effective Date until October 30, 2000 in an amount for each such Advance not to exceed such Lender's Unused Term A Commitment at such time. Each Term A Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

            (b) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make two advances (each a "Term B Advance") to the Borrower. The first Term B Borrowing shall be made on the Effective Date in an aggregate amount not to exceed $107,500,000 and the second Term B Borrowing shall be made on September 13, 1999 in an aggregate amount not to exceed $132,500,000 (provided that on the date of the second Term B Borrowing, the Borrower shall deliver to each Term B Lender a Term B Note evidencing the Term B Advance made by such Lender on such date). Each Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

            (c) The Working Capital Advances. Each Working Capital Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Working Capital Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment at such time. Each Working Capital Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) and shall consist of Working Capital Advances made simultaneously by the Working Capital Lenders ratably according to their Working Capital Commitments. Within the limits of each Working Capital Lender's Unused Working Capital Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

            (d) The Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 30 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed the Unused Working Capital Commitments of the Working Capital Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 30 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless the Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination") and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date

(after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 15 days before the Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this
Section 2.01(d).

            (e) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank shall make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date (i) in an aggregate amount not to exceed at any time outstanding $10,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Working Capital Commitments of the Working Capital Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(e), repay pursuant to Section 2.04(d) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(e).

            (f) Clean-Down. Notwithstanding the provisions of Sections 2.01(c) and 2.01(d), no Borrowings may be made under Section 2.01(c) and no Letters of Credit may be issued under Section 2.01(d), during any Clean-Down Period, unless the sum of the aggregate principal amount of Working Capital Advances and Letter of Credit Advances plus the aggregate Available Amount of Letters of Credit outstanding after giving effect to such Borrowing or the issuance of such Letter of Credit shall not exceed $35,000,000.

            SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Sections 2.02(b) and 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Facility under which such Borrowing is to be made,

(iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Working Capital Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or the Issuing Bank, as the case may be, and by any other Working Capital Lender and outstanding on the date of such Working Capital Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or the Issuing Bank, as the case may be, and such other Working Capital Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

            (b) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Working Capital Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Working Capital Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Working Capital Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for the purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

            (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10 and (ii) the Term A Advances may not be outstanding as part of more than 5 separate Borrowings, the Term B Advances may not be outstanding as part of more than 5 separate Borrowings and the Working Capital Advances may not be outstanding as part of more than 5 separate Borrowings.

            (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (but, in any event, excluding loss of anticipated profits or margin), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

            (e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the

Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

            (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

            SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit (or such later Business Day as the Issuing Bank may agree), by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Working Capital Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and
(y) it has not received notice of objection to such issuance from the Required Lenders, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

            (b) Letter of Credit Reports. The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit issued by the Issuing Bank, (B) to each Working Capital Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit during the preceding month and drawings during such month under all Letters of Credit issued and (C) to the Administrative Agent and each Working Capital Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued.

            (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under the Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Working Capital Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Working Capital Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any Working Capital Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Working Capital Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

            (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

            SECTION 2.04. Repayment of Advances. (a) Term A Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate outstanding principal amount of the Term A Advances outstanding on the following dates in an amount equal to the percentage set forth below for such date of the aggregate amount of the Term A Advances outstanding on December 31, 2000 (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

                        Date                 Percentage
                        ----                 ----------
          December 31, 2000                    0.33%
          March 31, 2001                       0.33%

          June 30, 2001                        0.34%
          September 30, 2001                   1.25%
          December 31, 2001                    1.25%
          March 31, 2002                       1.25%
          June 30, 2002                        1.25%
          September 30, 2002                   2.50%
          December 31, 2002                    2.50%
          March 31, 2003                       2.50%
          June 30, 2003                        2.50%
          September 30, 2003                   3.75%
          December 31, 2003                    3.75%
          March 31, 2004                       3.75%
          June 30, 2004                        3.75%
          September 30, 2004                   6.25%
          December 31, 2004                    6.25%
          March 31, 2005                       6.25%
          June 30, 2005                        6.25%
          September 30, 2005                  11.00%
          December 31, 2005                   11.00%
          March 31, 2006                      11.00%
          July 15, 2006                       11.00%

provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term A Advances outstanding on such date.

            (b) Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances outstanding on the following dates in an amount equal to the percentage set forth below for such date of the aggregate amount of the Term B Advance outstanding on September 13, 1999 (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

                        Date                 Percentage
                        ----                 ----------
          September 30, 1999                   0.25%
          December 31, 1999                    0.25%
          March 31, 2000                       0.25%
          June 30, 2000                        0.25%
          September 30, 2000                   0.25%
          December 31, 2000                    0.25%
          March 31, 2001                       0.25%
          June 30, 2001                        0.25%
          September 30, 2001                   0.25%
          December 31, 2001                    0.25%
          March 31, 2002                       0.25%
          June 30, 2002                        0.25%
          September 30, 2002                   0.25%
          December 31, 2002                    0.25%

          March 31, 2003                       0.25%
          June 30, 2003                        0.25%
          September 30, 2003                   0.25%
          December 31, 2003                    0.25%
          March 31, 2004                       0.25%
          June 30, 2004                        0.25%
          September 30, 2004                   3.75%
          December 31, 2004                    3.75%
          March 31, 2005                       3.75%
          June 30, 2005                        3.75%
          September 30, 2005                   20.00%
          December 31, 2005                    20.00%
          March 31, 2006                       20.00%
          July 15, 2006                        20.00%

provided, however, that the final principal installment shall be repaid on the Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date.

            (c) Working Capital Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Working Capital Lenders on the Termination Date the aggregate principal amount of the Working Capital Advances then outstanding.

            (d) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Working Capital Lender that made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date.

            (e) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Working Capital Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

            (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire (including, without limitation, against the Issuing Bank) as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):

            (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

            (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

            (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

            (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

            (F) any exchange, release or non-perfection of any Hotel Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

            (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

            (f) Term C Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term C Lenders the aggregate principal amount of the Term C Capital Advances on the dates and in the amounts set forth in the Term C Supplement. .

            SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term B Commitments, the Term C Commitments and the Letter of Credit Facility, the Unused Term A Commitments and the Unused Working Capital Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

            (b) Mandatory. (i) On each date of a Term A Borrowing, the aggregate Term A Commitments of the Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount of such Term A Borrowing.

            (ii) On the date of each Term B Borrowing, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount of such Term B Borrowing.

            (iii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Working Capital Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Working Capital Facility after giving effect to such reduction of the Working Capital Facility.

            (iv) The Working Capital Facility shall be automatically and permanently reduced, on a pro rata basis, on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i) or (ii) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Working Capital Facility shall be made ratably among the Working Capital Lenders in accordance with their Working Capital Commitments.

            SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with (i) accrued interest to the date of such prepayment on the aggregate principal amount prepaid and (ii) in the case of any such prepayment on or prior to the third anniversary of the Effective Date of any Advances other than Working Capital Advances or Letter of Credit Advances, a premium of (a) 3% of the aggregate principal amount so prepaid, if such prepayment is made on or prior to the first anniversary of the Effective Date, (b) 2% of the aggregate principal amount so prepaid, if such prepayment is made on or prior to the second anniversary of the Effective Date and (c) 1% of the aggregate principal amount so prepaid, if such prepayment is made on or prior to the third anniversary of the Effective Date; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Any prepayment of the Term Facilities with the Net Cash Proceeds from the incurrence or issuance of any Debt by the Parent and its Subsidiaries or any refinancing of the Term Facilities shall be deemed to be an optional prepayment for purposes of the premium referred to in clause (ii) above.

            (b) Mandatory. (i) The Borrower shall, on the 90th day following the end of each Fiscal Year, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Cash Collateral Account in an amount equal to 50% of the amount of Excess Cash Flow for such Fiscal Year. Each such prepayment shall be applied as follows:

            first, subject to subsection (c) below, ratably to the Term A Facility, the Term B Facility and the Term C Facility and, in each case, ratably to the principal installments thereof, and second, to the extent that no Term Advances remain outstanding, permanently to reduce the Working Capital Facility as set forth in clause
      (vi) below.

            (ii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by the Parent or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of the Parent or any of its Subsidiaries but excluding any sale, lease, transfer or other disposition of assets pursuant to clause (i), (ii) or (iii) of Section 5.02(e), (B) the incurrence or issuance by the Parent or any of its Subsidiaries of any Debt (other than any Debt permitted by Section 5.02(b) as of the date hereof), (C) the sale or issuance by the Parent or any of its Subsidiaries of any Equity Interests (including, without limitation, receipt of any capital contribution, but excluding any such proceeds that are applied to redeem or repay the CRESTS) and (D) any Extraordinary Receipt received by or paid to or for the account of the Parent or any of its Subsidiaries and not otherwise included in clause (A),
(B) or (C) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Cash Collateral Account in an amount equal to (x) in the case of Net Cash Proceeds received pursuant to clause (A), (B) or (D) above, the amount of such Net Cash Proceeds and (y) in the case of Net Cash Proceeds received pursuant to clause
(C) above, 50% of the amount of such Net Cash Proceeds. To the extent Net Cash Proceeds are not required to be applied pursuant to this Section 2.06(b)(ii) as a result of the last proviso of the definition of "Net Cash Proceeds", then the remaining portion of such Net Cash Proceeds not reinvested in the business of the Parent and its Subsidiaries as required by the last proviso of the definition of "Net Cash Proceeds" by the last day of such applicable period shall be applied to the prepayment of the Advances on such last day as otherwise required by this Section 2.06(b)(ii). Each such prepayment which is made shall be applied as follows:

            first, subject to subsection (c) below, ratably to the Term A Facility, the Term C Facility and the Term C Facility and, in each case, ratably to the principal installments thereof, and second, to the extent that no Term Advances remain outstanding, permanently to reduce the Working Capital Facility as set forth in clause
      (vi) below.

            (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances comprising part of the same Borrowings and the Letter of Credit Advances and deposit an amount in the L/C Cash Collateral Account in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Working Capital Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Working Capital Facility on such Business Day.

            (iv) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

            (v) The Borrower shall pay to the Administrative Agent, on the first day of each Clean-Down Period, an amount equal to the amount by which the aggregate principal amount of the Working Capital Advances, the Letter of Credit Advances and the Swing Line Advances plus the aggregate Available Amount of outstanding Letters of Credit exceeds $35,000,000, first to be applied to prepay the Working Capital Advances and the Letter of Credit Advances and second to be deposited in the L/C Cash Collateral Account.

            (vi) Prepayments of the Working Capital Facility made pursuant to clause (i), (ii), (iii) or (v) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and fourth deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Working Capital Facility required pursuant to clause
(i) or (ii) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "Reduction Amount") may be retained by the Borrower and the Working Capital Facility shall be permanently reduced as set forth in Section 2.05(b)(iv). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Working Capital Lenders, as applicable.

            (vii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

            (c) Term B Opt-Out. With respect to any prepayment of the Term B Advances, any Term B Lender, at its option, may elect not to accept such prepayment, in which event the provisions of the next sentence shall apply. Any Term B Lender may elect not to accept its ratable share of the prepayment referred to in any Prepayment Notice, by notice given to the Agent not later than 11:00 A.M. (New York City time) on the first Business Day prior to the scheduled Prepayment Date (such Term B Lender being a "Declining Lender"). On the Prepayment Date an amount equal to that portion of the Prepayment Amount available to prepay Term B Lenders (less any amounts that would otherwise be payable to the Declining Lenders) shall be applied to prepay Term B Advances owing to Term B Lenders other than Declining

Lenders and any amounts that would otherwise have been applied to prepay Term B Advances owing to Declining Lenders shall instead be applied ratably to prepay the remaining Term Advances as provided in Sections 2.06(a) and (b); provided, however, that on prepayment in full of Term Advances owing to Term Lenders other than Declining Lenders, the remainder of any Prepayment Amount shall be applied ratably to prepay Term B Advances owing to Declining Lenders.

            SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of a Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

            (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

            (d) Special Canadian Provision(s). For purposes of the Interest Act (Canada), (i) whenever any interest or fee under any Loan Document is calculate using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be, and (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under any Loan Document.

            SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December, commencing September 30, 1999, and on the Termination Date, at the rate of (i) in respect of the Term B Facility, 1% per annum on the average daily unused portion of each Appropriate Lender's Term B Commitment during such quarter and
(ii) in respect of the Term A Facility and the Working Capital Facility, at any time (x) that the average aggregate amount of Advances outstanding under the Working Capital Facility and the Term A Facility is less than 50% of the Term A Commitments and the Working Capital Commitments, 1% per annum, (y) that the average aggregate amount of Advances outstanding under the Working Capital Facility and the Term A Facility during such quarter is greater than or equal to 50%, but less than 75%, of the Term A Commitments and the Working Capital Commitments, 3/4 of 1% per annum and (y) that the average aggregate amount of Advances outstanding under the Working Capital Facility and the Term A Facility during such quarter is greater than or equal to 75% of the Term A Commitments and the Working Capital Commitments, 1/2 of 1% per annum, on the average daily unused portion of each Appropriate Lender's Term A Commitment and Working Capital Commitment during such quarter; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

            (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Working Capital Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 1999, and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at a rate equal to the Applicable Margin.

            (ii) The Borrower shall pay to each Issuing Bank, for its own account, an issuance fee for each Letter of Credit issued by such Issuing Bank in an amount equal to 1/8th of

1% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date and together with such other commissions, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

            (c) Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

            SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, be continued as a Eurodollar Rate Advance having an Interest Period of one month.

            (iii) Upon the occurrence and during the continuance of any Event of Default, if so requested by the Required Lenders, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

            SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, setting forth the basis of the calculation of such amount submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts setting forth the basis of the calculation of such amount, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

            (c) If, with respect to any Eurodollar Rate Advances under any Facility, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon
(i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

            (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

            (e) If for any reason Eurodollar Rate Advances shall no longer be available, the parties hereto will promptly negotiate in good faith to substitute a determination of interest rates based on the federal funds rate that substantially replicates the determination of interest rates based on the Eurodollar Rate.

            SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and
(ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the

Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party or such Affiliate any amount so due.

            (c) All computations of interest based on the Base Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

            (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

            SECTION 2.12. Taxes. (a) Any and all payments by, or for the account of, the Borrower and the other Loan Parties hereunder and under, or in respect of, the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the United States or any other jurisdiction in which the Borrower or any of its Subsidiaries is subject to tax on a net income basis, excluding, income taxes, branch profit taxes or franchise taxes imposed on any Lender Party or Agent as a result of any present or former connection between such Lender Party or Agent, as the case may be, and the jurisdiction imposing such income taxes, branch profit taxes or franchise taxes, other than any such connection arising from such Lender Party or Agent having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note or exercised any rights or remedies or otherwise collected amounts due hereunder or in respect of any Note or from owning, holding or transferring any Note (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any taxes, levies, imposts, deductions, charges, withholdings or liabilities from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent, (i) if such deduction is on account of Taxes, the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property, transfer or similar taxes, charges or levies imposed by the United States or any other jurisdiction in which the Borrower or any of its Subsidiaries is subject to tax on a net income basis that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

            (c) The Borrower shall pay each Lender Party and each Agent the full amount of Taxes and Other Taxes, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This payment shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor. Such written demand shall be in a form providing reasonable detail and shall, when delivered to the Borrower by a Lender Party or such Agent (as the case may be), be conclusive absent manifest error.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt (or, if such a receipt is not available, such other written documentation reasonably satisfactory to the Administrative Agent) evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall on or prior to the date of its execution and delivery of this Agreement, in the case of each Initial Lender Party, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party, in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms 1001, 4224, form W-8, W-8ECI or W-8BEN (and, if such Lender Party delivers a form W-8 or W-8BEN, a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue
Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue
Code)), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or, in the case of a Lender Party providing a form W-8 or W-8BEN, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. In addition, each Lender Party shall, at the written request of the Borrower, provide each of the Administrative Agent and the Borrower with such form or document, if any, as may be applicable and required to avoid or minimize the imposition or assessment of Taxes by any jurisdiction other than the

United States, but only to the extent that such Lender Party shall, under then applicable law, be legally able to do so. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required by Internal Revenue Service form 1001, 4224, W-8, W-8BEN or W-8ECI (or the related certificate described above) or comparable successor forms, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

            (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to the benefits of subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request (and for which such Lender Party shall reimburse the Borrower) to assist such Lender Party to recover such Taxes.

            (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be disadvantageous to such Lender Party.

            (h) If any Lender requests compensation under or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this Section 2.12, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.07), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) unless such assignee is another Lender, the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Working Capital Commitment is being assigned, the Issuing
Bank), which consent shall not unreasonably be withheld, and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

            SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this
Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

            SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) (i) in the case of the Term A Facility for the Financing (provided that such proceeds are used in connection with the Hotel Collateral) and to pay transaction fees and expenses incurred in connection therewith, (ii) in the case of the Term B Facility for the Refinancing and to pay transaction fees and expenses incurred in connection therewith and (iii) in the case of the Working Capital Facility and the Letter of Credit Facility, to provide working capital for the Parent and its Subsidiaries, to finance hotel development and repositioning projects and for other general corporate purposes (provided that no more than $25,000,000 of the Working Capital Advances shall be used in connection with non-Hotel Collateral).

            SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

            (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

            (i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

            (ii) second, to the Issuing Bank and the Swing Line Bank for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Bank and the Swing Line Bank; and

            (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

            (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in such account as the Administrative Agent shall designate in writing to the Borrower and the Defaulting Lender, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Administrative Agent's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection
(c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

            (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

            (ii) second, to the Issuing Bank and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Bank and the Swing Line Bank;

            (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

            (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

            (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

            SECTION 2.16. Term C Facility. (a) On and after the date hereof, the Borrower may request one or more of the Lenders or any other Person that would become a Lender pursuant to the provisions of this Agreement upon its execution of a Tranche C Supplement, to provide commitments to make one or more term advances to the Borrower (each a "Term C Advance"); each of which Term C Advances shall be deemed to be an Advance under this Agreement and shall be entitled to the benefits of this Agreement and the other Loan Documents, provided that (i) the aggregate principal amount of the Term C Advances shall not exceed $50 million, (ii) the final maturity date and the scheduled amortization of the Term C Advances shall be as set forth in the Tranche C Supplement so long as (A) no Term C Advance shall have a final maturity date earlier than July 15, 2006 and (B) the weighted average life of the Tranche C Advances shall be greater than the weighted average life of the Tranche B Advances, (iii) both before and after giving effect to the making of the Tranche C Advances, no Default shall have occurred and be continuing and (iv) the interest rate, commitment fees and other amounts payable in respect of the Term C Advances shall be as set forth on the Tranche C Supplement so long as such interest rate shall be expressed as a margin in excess of the Base Rate or the Eurodollar Rate.

                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

            SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

            (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lender Parties (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                        (i) The Notes (other than the Term C Notes) payable to
            the Lenders or their registered assigns (provided that in the case of the Term B Facility, the Borrower shall deliver a Term B Note for each B Lender evidencing the first Term B Advance to be made by such Lender).

                        (ii) A security agreement in substantially the form of
            Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Security Agreement"), duly executed by each Loan Party, together with:

                                    (A) certificates representing the Pledged
                  Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                                    (B) acknowledgment copies of proper
                  financing statements, duly filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Hotel Collateral described in the Security Agreement,

                                    (C) completed requests for information,
                  dated on or before the date of the Initial Extension of Credit, listing the financing statements referred to in clause
                  (B) above and all other effective financing statements filed in the jurisdictions referred to in clause
                  (B) above that name any Loan Party as debtor, together with copies of such other financing statements,

                                    (D) evidence of the completion of all other
                  recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                                    (E) evidence of the insurance required by
                  the terms of the Security Agreement,

                                    (F) copies of the Assigned Agreements
                  referred to in the Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties,

                                    (G) the Pledged Account Letters referred to
                  in the Security Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement, and

                                    (H) evidence that all other action that the
                  Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements).

                        (iii) Deeds of trust, trust deeds, mortgages, leasehold
            mortgages, leasehold deeds of trust and/or assignments and/or amendments and restatements of deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust in form and substance acceptable to the Administrative Agent and covering the Hotel Collateral Properties listed on Part I of Schedules 4.01(w) and 4.01(x) hereto (together with the Assignments of Leases and Rents referred to therein and each other mortgage or similar document delivered pursuant to Section 5.01(j) or 5.01(p), in each case as amended, the "Mortgages"), duly executed by the appropriate Loan Party, together with:

                                    (A) evidence that counterparts of the
                  Mortgages have been duly recorded on or before the day of the Initial Extension of Credit in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                                    (B) fully paid American Land Title
                  Association Lender's Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amount acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable,

                                    (C) American Land Title Association form
                  surveys, dated no more than 9 months before the day of the Initial Extension of Credit (or, in the case of newly constructed properties, no more than 30 days before the day of the Initial Extension of Credit), certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent,

                                    (D) the Assignments of Leases and Rents
                  referred to in the Mortgages, duly executed by the appropriate Loan Party,

                                    (E) such consents and agreements of lessors
                  and other third parties, and such estoppel letters and other confirmations, as the Administrative Agent may deem necessary or desirable,

                                    (F) evidence of the insurance required by
                  the terms of the Mortgages,

                                    (G) an appraisal (each, an "Appraisal") of
                  each of the properties described in the Mortgages complying with the requirements of the Federal Financial Institutions Reform, Recovery and

                  Enforcement Act of 1989 (the Value set forth in an Appraisal being the "Appraisal Value") ,

                                    (H) evidence that all other action that the
                  Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken, and

                                    (I) any other actions required pursuant to
                  the terms set forth in Annex A.

                        (iv) Certified copies of the resolutions of the Board of
            Directors of each Loan Party approving the Transaction and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party.

                        (v) A copy of a certificate of the Secretary of State of
            the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office and (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

                        (vi) A copy of a certificate of the Secretary of State
            of the jurisdiction of organization of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, stating that each Loan Party is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

                        (vii) A certificate of each Loan Party, signed on behalf
            of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(v), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                        (viii) A certificate of the Secretary or an Assistant
            Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                        (ix) Certified copies of each of the Related Documents,
            duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

                        (x) Certificates, in substantially the form of Exhibit F
            hereto, attesting to the Solvency of each Loan Party before and after giving effect to the Transaction, from its Chief Financial Officer.

                        (xi) Such financial, business and other information
            regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated December 31, 1998, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the Initial Extension of Credit), pro forma financial statements as to the Parent and it Subsidiaries and forecasts prepared by management of the Company, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Termination Date.

                        (xii) Evidence of insurance naming the Collateral Agent
            as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties, including, without limitation, business interruption insurance.

                        (xiii) Certified copies of all Material Contracts of
            each Loan Party and its Subsidiaries as the Administrative Agent shall request.

                        (xiv) A Notice of Borrowing or Notice of Issuance, as
            applicable, relating to the Initial Extension of Credit.

                        (xv) A favorable opinion of Cadwalder, Wickersham &
            Taft, counsel for the Loan Parties, in substantially the form of Exhibit G hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                        (xvi) A favorable opinion of each local counsel to the
            Parties listed on Schedule 3.01(a), in form and substance satisfactory to the Lender Parties.

                        (xvii) Each of the Canadian Documents duly executed by
            Servico Windsor, Inc.

            (b) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries the Equity Interests in which Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

            (c) The Lender Parties shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

            (d) Before giving effect to the Transactions, there shall have occurred no Material Adverse Change since December 31, 1998.

            (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect other than the matters listed on Schedule 4.01(f) hereto (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transactions, and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

            (f) All governmental and third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transactions or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            (g) The Lender Parties shall have completed a due diligence investigation of the Parent and its Subsidiaries in scope, and with results, satisfactory to the Lender Parties, and nothing shall have come to the attention of the Lender Parties during the course of such due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Parent and its Subsidiaries as they shall have requested; including, without limitation, information as to possible contingent liabilities, tax matters, collective bargaining agreements and other arrangements with employees, annual financial statements dated December 31, 1998, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the Effective Date), pro forma consolidated financial statements as to the Parent and its subsidiaries, and forecasts prepared by management of the Parent, in a form satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a quarterly basis for the first year following the Effective Date.

            (h) The Borrower shall have paid all accrued fees of the Agents and the Lender Parties and all accrued and invoiced expenses of the Agents (including the accrued fees and expenses of counsel to the Arranger and local counsel to the Lender Parties).

            (i) The Lender Parties shall be satisfied with the terms and conditions of the Subordinated Notes. The Borrower shall have received at least $200 million in gross cash proceeds from the sale of the Subordinated Notes, and all such proceeds shall have been used or shall be used simultaneously with the Initial Extension of Credit by the Borrower to finance the Transaction.

            (j) The Lender Parties shall be reasonably satisfied with the nature and amount of any liabilities related to existing and potential environmental concerns associated with any Hotel Collateral Properties.

            SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Working Capital Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

            (i) the representations and warranties contained in each Loan Document are correct in all material respects on and of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and

            (ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents consistent with the requirements of this Agreement as any Appropriate Lender through the Administrative Agent may reasonably request. Notwithstanding the foregoing, no Advance shall be made and no Letter of Credit shall be issued on and after the date of the initial Borrowing hereunder unless and until the Administrative Agent shall be satisfied that (i) the Secured Parties have a perfected first and subsisting Lien on the property described in
Part I of Schedule 4.01(w) and 4.01(x), (ii) all action that the Administrative Agent deems necessary or desirable in order to create such Lien has been taken,
(iii) all requested consents, estoppel letters, assignments and other agreements as the Administrative Agent may reasonably request have been delivered to the Administrative Agent, (iv) local counsel opinions in form and substance satisfactory to the Administrative Agent shall have been delivered to the Administrative Agent and (v) all other action that the Administrative Agent deems necessary or desirable in connection with such Mortgages (including, without limitation, in respect of title insurance) has been taken.

            SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and non-assessable and is owned by Parent free and clear of all Liens, except those created under the Collateral Documents.

            (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

            (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

            (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Hotel Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

            (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction.

            (g) The Consolidated balance sheet of the Parent and its Subsidiaries as at December 31, 1998, and the related Consolidated statement of income and Consolidated statement of cash flows of the Parent and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Ernst & Young LLP, independent public accountants, and the Consolidated balance sheet of the Parent and its Subsidiaries as at March 31, 1999, and the related Consolidated statement of income and Consolidated statement of cash flows of the Parent and its Subsidiaries for the three months then ended, duly certified by the Chief Financial Officer of the Parent, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at March 31, 1999, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Parent and its Subsidiaries as at such dates and the Consolidated results of operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1998, there has been no Material Adverse Change.

            (h) The Consolidated forecasted balance sheet, statement of income and statement of cash flows of the Parent and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(xii) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's good faith estimate of its future financial performance.

            (i) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents, when taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

            (j) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

            (k) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

            (l) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could be reasonably likely to have a Material Adverse Effect.

            (m) All filings and other actions necessary or desirable to perfect and protect the security interest in the Hotel Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Hotel Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Hotel Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

            (n) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

            (o) (i) Set forth on Schedule 4.01(o) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

            (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

            (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

            (iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability exceeding $2,500,000 to any Multiemployer Plan.

            (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

            (p) (i) Except as otherwise set forth on Part I of Schedule 4.01(p) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits that has been the subject of an Environmental Action against any Loan Party has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or

      (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (ii) Except as otherwise set forth on Part II of Schedule 4.01(p) hereto, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries other than in material compliance with Environmental Law.

            (iii) Except as otherwise set forth on Part III of Schedule 4.01(p) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

            (q) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Sharing Agreement or any other tax sharing agreement approved in writing by the Required Lenders.

            (ii) Each Loan Party and its Subsidiaries has filed or caused to be filed all material tax returns which are required to be filed, said returns are true and correct in all material respects, and has paid all taxes shown to be due and payable on said returns or on any assessments made against each Loan Party and its Subsidiaries or any of their property and all other material taxes, fees or other charges imposed on them or on any of their property by any governmental authority (other than amounts the validity of which are currently being contested in good faith and with respect to which reserves in conformity with GAAP are reflected on the financial statements delivered hereunder); no tax Lien had been filed with respect to any such tax, fee or other charge (other than Liens for current taxes not yet due and payable).

            (r) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

            (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

            (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

            (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Liens of record on the property or assets of any Loan Party or any of its Subsidiaries as of the date hereof, showing the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

            (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries as of the date hereof, showing the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Except as set forth on Schedule 4.01(v), each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

            (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, as of the date hereof, showing the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Except as set forth on
      Schedule 4.01(w) hereto, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

            (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list of all Investments in excess of $5,000,000 held by any Loan Party or any of its Subsidiaries on the date hereof, showing the amount, obligor or issuer and maturity, if any, thereof.

            (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, as of the date hereof, showing the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

            (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, as of the date hereof, showing the parties, subject matter and term thereof. As of the date hereof, each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

            (aa) The Parent has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the risk that computer applications used by the Parent or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "Year 2000 Problem"), (ii) developed a plan and timetable for addressing the Year 2000 Problem on a timely basis and (iii) to date, implemented that plan in accordance with such timetable. Based on the foregoing, the Parent and the Borrower believe that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 ("Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

            SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Parent and the Borrower shall:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Parent, Borrower nor any of their respective Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

            (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action required under Environmental Law to remove and clean up Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Parent nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Parent or such Subsidiary operates.

            (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Parent and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d) and provided further that neither the Parent nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Parent or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Parent, the Borrower, the Parent and its Subsidiaries, taken as a whole, or the Lender Parties.

            (f) Visitation Rights. At any reasonable time and from time to time on reasonable notice, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Parent and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Parent and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Parent and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, other than where the failure to so maintain and preserve would not, either individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

            (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Parent or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

            (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Collateral Agent following the occurrence and during the continuance of an Event of Default, (y) the formation or acquisition of any new direct or indirect Domestic Subsidiaries by any Loan Party or
      (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Parent shall, in each case at the Parent's expense:

                  (i) in connection with the formation or acquisition of a
            Subsidiary, within 15 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

                  (ii) within 15 days after such request, formation or
            acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Collateral Agent,

                  (iii) within 30 days after such request, formation or
            acquisition, to the extent requested by the Administrative Agent or the Required Lenders, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,

                  (iv) within 45 days after such request, formation or
            acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

                  (v) within 60 days after such request, formation or
            acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request,

                  (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Collateral Agent in its reasonable discretion, to the Collateral Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent,

                  (vii) upon the occurrence and during the continuance of an
            Event of Default, upon the request of the Required Lenders, promptly cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

                  (viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements and security agreements.

            (k) Further Assurances. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

            (ii) Promptly upon the reasonable request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

            (l) Performance of Related Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document.

            (m) Preparation of Environmental Reports. At the reasonable request of the Administrative Agent or the Collateral Agent from time to time but no more frequently than once every two years, provide to the Lender Parties within 60 days after such request, at the expense of the Parent, an environmental site assessment report for any of its or its Subsidiaries' properties described in the Mortgages, prepared by an environmental consulting firm acceptable to the Administrative Agent or the Collateral Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent or the Collateral Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent or the Collateral Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in the Mortgages to grant at the time of such request to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

            (n) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Parent or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

            (o) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

            (p) Nomura IMPAC I Facility. On or prior to September 13, 1999, (i) repay, redeem or otherwise satisfy in full all obligations under the Nomura IMPAC I Facility and (ii) deliver to the Administrative Agent Mortgages covering the Hotel Collateral Properties listed on Schedule 5.01(p) hereto, duly executed by the appropriate Loan Party, together with:

                        (A) evidence that counterparts of the Mortgages have
            been duly recorded on or before such date in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                        (B) fully paid American Land Title Association Lender's
            Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amount acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably deem necessary or desirable,

                        (C) American Land Title Association form surveys, dated
            no more than 30 days before such date, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent,

                        (D) the Assignments of Leases and Rents referred to in
            the Mortgages, duly executed by the appropriate Loan Party,

                        (E) such consents and agreements of lessors and other
            third parties, and such estoppel letters and other confirmations, as the Administrative Agent may deem necessary or desirable,

                        (F) evidence of the insurance required by the terms of
            the Mortgages,

                        (G) an appraisal of each of the properties described in
            the Mortgages complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, and

                        (H) evidence that all other action that the
            Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

            (q) Capital Investments. Make capital investments in the Hotel Collateral Properties of not less than 4% of the gross room revenue generated on the Hotel Collateral Properties for the purpose of maintaining or renovating such properties, all in accordance with prudent business practices.

            SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, neither the Parent nor the Borrower shall, at any time:

            (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Parent or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

                        (i) Liens created under the Loan Documents;

                        (ii) Permitted Liens;

                        (iii) Liens existing on the date hereof and described on
            Schedule 4.01(v) hereto;

                        (iv) purchase money Liens upon or in real property or
            equipment acquired or held by the Parent or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii)(B) at any time outstanding;

                        (v) Liens arising in connection with Capitalized Leases
            permitted under Section 5.02(b)(iii)(C); provided that no such Lien shall extend to or cover any Hotel Collateral or assets other than the assets subject to such Capitalized Leases;

                        (vi) other Liens securing Debt outstanding in an
            aggregate principal amount not to exceed $35,000,000, provided that no such Lien shall extend to or cover any Hotel Collateral; and

                        (vii) the replacement, extension or renewal of any Lien
            permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

            (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                        (i) in the case of the Parent and its Subsidiaries
            (other than the Subsidiary Guarantors), Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice;

                        (ii) in the case of any Subsidiary of the Parent, Debt
            owed to the Parent or to a wholly owned Subsidiary of the Parent, provided that, in each case, such Debt (x) shall, in the case of Debt owed to a Loan Party, constitute Pledged Debt and (y) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall, in the case of Debt owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement; and

                        (iii) in the case of the Parent and its Subsidiaries,

                        (A) Debt under the Loan Documents,

                                    (B) Debt secured by Liens permitted by
                  Section 5.02(a)(iv) not to exceed in the aggregate $25,000,000 at any time outstanding,

                        (C) in addition to Debt referred to in clause (B), (x)
                  Capitalized Leases not to exceed in the aggregate $15,000,000 at any time outstanding, and (y) in the case of Capitalized Leases to which any Subsidiary of the Parent is a party, Debt of the Parent of the type described in clause (i) of the definition of "Debt" guaranteeing the Obligations of such Subsidiary under such Capitalized Leases,

                                    (D) the Surviving Debt, and any Debt
                  extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt, provided that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, provided further that the principal amount of such Surviving Debt shall not be increased above the greater of (1) the original principal amount thereof and (2) the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, provided still further that the terms relating to subordination (if any) of any such extending, refunding or refinancing Debt, are no less favorable in any material respect to the Loan Parties or the Lender Parties than such terms of the Surviving Debt being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Debt does not exceed the then applicable market interest rate, provided still further that any extending refunding or refinancing Debt shall not have the benefit of any Debt of the Parent or any of its subsidiaries of the type described in clause (i) of the definition of "Debt" guaranteeing the Obligations of the direct obligor of such extending, refunding or refinancing Debt,

                                    (E) Subordinated Debt in respect of the
                  Subordinated Notes not to exceed in the aggregate $200,000,000 at any time outstanding, and

                        (F) other Subordinated Debt, on terms and conditions
                  substantially similar to the terms and conditions of the Subordinated Notes, not to exceed in the aggregate $100,000,000 at any time outstanding.

            (c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

            (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

                        (i) any Subsidiary of the Borrower may merge into or
            consolidate with any other Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

                        (ii) in connection with any acquisition permitted under
            Section 5.02(f), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of the Borrower; and

                        (iii) in connection with any sale or other disposition
            permitted under Section 5.02(e) (other than clause (ii) thereof), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

      provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

            (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

                        (i) sales of Inventory in the ordinary course of its
            business;

                        (ii) in a transaction authorized by Section 5.02(d);

                  (iii) sales of Non-Core Assets for cash;

                  (iv) the sale of any asset by the Parent or any Subsidiary
            (other than a bulk sale of inventory and a sale of receivables other than delinquent accounts for collection purposes only) so long as
            (A) at least 75% of the purchase price paid to the Parent or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (B) the purchase price for such asset shall be paid to the Parent or such Subsidiary solely in cash and (C) (i) the aggregate book value of all Hotel Collateral sold by the Parent and its Subsidiaries during the same Fiscal Year pursuant to this clause (iv) shall not exceed $25,000,000 and (ii) the aggregate book value of all assets not constituting Hotel Collateral sold by the Parent and its Subsidiaries during the same Fiscal Year pursuant to this clause (iv) (together with the aggregate book value of all such assets transferred pursuant to clause (v) below) shall not exceed 10% of the aggregate book value of all of the assets of the Parent and its Subsidiaries (other than the Hotel Collateral); and

                        (v) transfers of assets (other than Hotel Collateral not
            consisting of parcels of undeveloped real property ("Developed Hotel Collateral") to Permitted Joint Ventures in an aggregate amount (together with the aggregate book value of all such assets sold pursuant to clause (iv) above) not to exceed 10% of the aggregate book value of all of the assets of the Parent and its Subsidiaries (other than Developed Hotel Collateral);

      provided that in the case of sales of assets pursuant to clause (iv) above, the Borrower shall, on the date of receipt by the Parent or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(ii), as specified therein.

            (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

                        (i) equity Investments by the Parent and its
            Subsidiaries in their Subsidiaries outstanding on the date hereof and additional investments in Loan Parties or other persons that as a result of such investment become Loan Parties;

                        (ii) loans and advances to employees in the ordinary
            course of the business of the Parent and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

                        (iii) Investments by the Parent and its Subsidiaries in
            cash or Cash Equivalents;

                        (iv) Investments existing on the date hereof and
            described on Schedule 4.01(x) hereto;

                        (v) Investments by the Borrower in Hedge Agreements
            permitted under Section 5.02(b)(i)(A);

                        (vi) Investments consisting of intercompany Debt
            permitted under Section 5.02(b)(i)(B) or 5.02(b)(ii);

                        (vii) Investments in Permitted Joint Ventures, provided
            that (1) the aggregate amount of all such Investments does not exceed the sum of (A) 10% of the aggregate book value of all of the assets of the Parent and its Subsidiaries plus (B) the portion of Excess Cash Flow not required to be applied to the prepayment of the Advances pursuant to Section 2.06(b)(i) plus (C) the portion of the proceeds of an offering of Equity Interests of the Parent not required to be applied to the prepayment of the Advances pursuant to
            Section 2.06(b)(ii) to the extent that such portion shall not have been otherwise applied as permitted hereunder and (2) any such Investment is made with either cash generated by properties of the Parent and its Subsidiaries other than the Hotel Collateral or assets that do not constitute Hotel Collateral; and

                        (viii) other Investments in an aggregate amount invested
            not to exceed $10,000,000; provided that with respect to Investments made under this clause (viii): (1) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (2) any company or business acquired or invested in pursuant to this clause (vii) shall be in the same line of business as the business of the Borrower or any of its Subsidiaries; and (3) immediately after giving effect to the acquisition of a company or business pursuant to this clause (vii), the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to
            Section 5.03 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the Chief Financial Officer of the Parent delivered to the Lender Parties demonstrating such compliance.

            (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

                        (i) the Borrower may (A) declare and pay dividends and
            distributions payable only in common stock of the Borrower, (B) issue and sell shares of its capital stock to the Parent and (C) accept capital contributions from the Parent,

                  (ii) Lodgian Capital Trust I may pay required dividends on the
            CRESTS if, at the time of any such payment, no Default under Section 5.04(b) shall have occurred and be continuing or would result therefrom;

                        (iii) any Subsidiary of the Borrower may (A) declare and
            pay cash dividends to the Borrower, (B) declare and pay cash dividends to any other

            Loan Party of which it is a Subsidiary and (C) accept capital contributions from its parent to the extent permitted under Section 5.01(f)(i);

                  (iv) the Parent may declare and pay cash dividends to its
            stockholders in an aggregate amount (together with any amounts paid pursuant to Section 5.02(j)(iii)(A)) not to exceed the sum of $25,000,000 plus the aggregate amount of cash consideration from the sale of the Non-Core Assets plus the portion of the proceeds of an offering of Equity Interests of the Parent not required to be applied to the prepayment of the Advances pursuant to Section 2.06(b)(ii) to the extent that such portion shall not have been otherwise applied as permitted hereunder; and

                        (v) payments may be made by each of the Borrower and the
            Affiliate Guarantors pursuant to the Tax Sharing Agreement, provided that upon the occurrence and during the continuance of an Event of Default, the amount of payments made by the Borrower or an Affiliate Guarantor pursuant to the Tax Sharing Agreement shall not exceed the lesser of (x) the aggregate amount payable at such time by such Persons under the Tax Sharing Agreement and (y) the amount of federal and state income taxes payable to taxing authorities during the period of such continuance by the affiliated group for income tax purposes of which the Company is the common parent.

            (h) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents.

            (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as permitted or required by generally accepted accounting principles, or (ii) Fiscal Year.

            (j) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) regularly scheduled or required repayments or redemptions of Surviving Debt, (iii) the redemption in full of the CRESTS
      (A) in an amount (together with any amounts paid pursuant to Section 5.02(g)(iv)) not to exceed the sum of $25,000,000 plus the aggregate amount of cash consideration from the sale of Non-Core Assets or (B) with the proceeds (to the extent such proceeds are not required to be applied to the prepayment of the Advances pursuant to Section 2.06(b)) from the issuance of Equity Interests and (iv) the refinancing in full of any Debt otherwise permitted hereunder, or amend, modify or change in any manner materially adverse to the Lender Parties any term or condition of any Surviving Debt or Subordinated Debt (it being understood that it shall be materially adverse to the Lenders to amend, modify or change any surviving Debt in order to reinstate any Debt of the type described in clause (i) of the definition thereof in respect of such Surviving Debt), or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

            (k) Amendment, Etc., of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

            (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt, (B) any purchase money Debt permitted by Section 5.02(b)(iii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, or (C) any Capitalized Lease permitted by Section 5.02(b)(iii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, or (D) any Debt outstanding on the date any Subsidiary of the Borrower becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Borrower).

            (m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

            (n) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

            (o) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Parent and its Subsidiaries in any Fiscal Year exceed the sum of (i) $5,000,000 and (ii) 5% of the gross revenue generated on properties of the Parent and its Subsidiaries to the extent such Capital Expenditures (other than $5,000,000 of such Capital Expenditures) are expended on furniture, fixtures and equipment for such properties; provided that the Parent and its Subsidiaries may make additional Capital Expenditures in any Fiscal Year with respect to the acquisition, construction or renovation of hotel properties so long as at the time of making any such Capital Expenditure (i) the Collateral Agent has or is granted a perfected first priority security interest in such property pursuant to Section 5.01(j), (ii) no Default has then occurred and is continuing or would result therefrom and (iii) both before and after such Capital Expenditure, the Parent and its Subsidiaries are and will be in compliance with the covenants set forth in Section 5.04.

            (p) Formation of Subsidiaries. Organize or invest, or permit any Subsidiary to organize or invest, in any new Subsidiary except as permitted under Section 5.02(f)(i) or (vii)

            (q) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement or instrument evidencing Surviving Debt and (iii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower.

            (r) Amendment, Etc., of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract, in each case, that would impair the value of the interest or rights of any Loan Party thereunder or that would reasonably be expected to have a Material Adverse Effect.

            SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Parent will furnish to the Agents and the Lender
Parties:

            (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Parent setting forth details of such Default and the action that the Parent and the Borrower have taken and proposes to take with respect thereto.

            (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, (i) a copy of the annual audit report for such year for the Parent and its Subsidiaries, including therein a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for such Fiscal Year and
      (ii) a copy of the annual audit report for such year for the Borrower and its Subsidiaries including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of independent public accountants of nationally recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Parent and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Parent shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer of the Parent stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent and the Borrower have taken and proposes to take with respect thereto.

            (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, (i) a Consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statements of income and a Consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter and (ii) a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statements of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Parent as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent and the Borrower have taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent in determining compliance with the covenants contained in
      Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Parent shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

            (d) Annual Forecasts. As soon as available and in any event no later than 15 days before the end of each Fiscal Year, forecasts prepared by management of the Parent, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a quarterly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date.

            (e) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(e) hereto.

            (f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

            (g) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

            (h) Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $10,000,000 or more.

            (i) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Parent describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

            (ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

            (iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

            (iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause
      (A) or (B).

            (j) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any receipt of notice from any governmental authority alleging noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (k) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(w) and 4.01(x) hereto, including an identification of all owned and leased real property disposed of by the Parent or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal

      Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

            (l) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

            (m) Year 2000 Compliance. Promptly after the Parent's discovery or determination thereof, notice (in reasonable detail) that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant (as defined in Section 4.01(bb)), except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

            (n) Management Letters. Promptly, and in any event within five days or receipt thereof, copies of any "management letter" or similar letter received by the Parent or any of its Subsidiaries (or the board or directors or any committee thereof of any of the foregoing) from its auditors.

            (o) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

            SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Parent and it Subsidiaries will:

            (a) Debt to EBITDA Ratio. Maintain at all times a Debt/EBITDA Ratio (calculated on any day of determination using EBITDA for the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.03) of not more than the amount set forth below for each period set forth below:

                   ===========================================
                         Quarter Ending            Ratio
                   ===========================================
                   September 30, 1999         6.25:1
                   ===========================================
                   December 31, 1999          6.25:1
                   ===========================================
                   March 31, 2000             6.25:1
                   ===========================================
                   June 30, 2000              6.25:1
                   ===========================================
                   September 30, 2000         6.25:1
                   ===========================================
                   December 31, 2000          6.00:1
                   ===========================================
                   March 31, 2001             6.00:1
                   ===========================================
                   June 30, 2001              6.00:1
                   ===========================================
                   September 30, 2001         6.00:1
                   ===========================================
                   December 31, 2001          5.50:1
                   ===========================================
                   March 31, 2002             5.50:1
                   ===========================================
                   June 30, 2002              5.50:1
                   ===========================================
                   September 30, 2002         5.50:1
                   ===========================================
                   December 31, 2002          5.50:1
                   ===========================================
                   March 31, 2003             5.50:1
                   ===========================================
                   June 30, 2003              5.50:1
                   ===========================================
                   September 30, 2003         5.50:1
                   ===========================================
                   December 31, 2003          5.00:1
                   ===========================================
                   March 31, 2004             5.00:1
                   ===========================================
                   June 30, 2004              5.00:1
                   ===========================================
                   September 30, 2004         5.00:1
                   ===========================================
                   December 31, 2004          4.75:1
                   ===========================================
                   March 31, 2005             4.75:1
                   ===========================================
                   June 30, 2005              4.75:1
                   ===========================================
                   September 30, 2005         4.75:1
                   ===========================================
                   December 31, 2005          4.50:1
                         and thereafter
                   ===========================================

            (b) Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of the Parent a Fixed Charge Coverage Ratio of not less than the amount set forth below for each period set forth below:

                   ===========================================
                         Quarter Ending            Ratio
                   ===========================================
                   December 31, 1999          1.00:1
                   ===========================================
                   March 31, 2000             1.00:1
                   ===========================================
                   June 30, 2000              1.00:1
                   ===========================================
                   September 30, 2000         1.00:1
                   ===========================================
                   December 31, 2000          1.05:1
                         and thereafter
                   ===========================================

            (c) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the Parent an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:

                   ===========================================
                         Quarter Ending            Ratio
                   ===========================================
                   September 30, 1999         1.75:1
                   ===========================================
                   December 31, 1999          1.75:1
                   ===========================================
                   March 31, 2000             1.75:1
                   ===========================================
                   June 30, 2000              1.75:1
                   ===========================================
                   September 30, 2000         1.75:1
                   ===========================================
                   December 31, 2000          1.85:1
                   ===========================================
                   March 31, 2001             1.85:1
                   ===========================================
                   June 30, 2001              1.85:1
                   ===========================================
                   September 30, 2001         1.85:1
                   ===========================================
                   December 31, 2001          1.95:1
                   ===========================================
                   March 31, 2002             1.95:1
                   ===========================================
                   June 30, 2002              1.95:1
                   ===========================================
                   September 30, 2002         1.95:1
                   ===========================================
                   December 31, 2002          2.05:1
                   ===========================================
                   March 31, 2003             2.05:1
                   ===========================================
                   June 30, 2003              2.05:1
                   ===========================================
                   September 30, 2003         2.05:1
                   ===========================================
                   December 31, 2003          2.15:1
                   ===========================================
                   March 31, 2004             2.15:1
                   ===========================================
                   June 30, 2004              2.15:1
                   ===========================================
                   September 30, 2004         2.15:1
                   ===========================================

                   December 31, 2004          2.25:1
                   ===========================================
                   March 31, 2005             2.25:1
                   ===========================================
                   June 30, 2005              2.25:1
                   ===========================================
                   September 30, 2005         2.25:1
                   ===========================================
                   December 31, 2005          2.50:1
                         and thereafter
                   ===========================================

            (d) Consolidated Senior Debt to Hotel Collateral EBITDA Ratio. Maintain at all times a Senior Debt/to Hotel Collateral EBITDA Ratio (calculated on any day of determination using Hotel Collateral EBITDA for the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 5.03) of not more than the amount set forth below for each period set forth below:

                   ===========================================
                         Quarter Ending            Ratio
                   ===========================================
                   September 30, 1999         4.00:1
                   ===========================================
                   December 31, 1999          4.00:1
                   ===========================================
                   March 31, 2000             4.00:1
                   ===========================================
                   June 30, 2000              4.00:1
                   ===========================================
                   September 30, 2000         4.00:1
                   ===========================================
                   December 31, 2000          4.50:1
                   ===========================================
                   March 31, 2001             4.50:1
                   ===========================================
                   June 30, 2001              4.50:1
                   ===========================================
                   September 30, 2001         4.50:1
                   ===========================================
                   December 31, 2001          4.00:1
                   ===========================================
                   March 31, 2002             4.00:1
                   ===========================================
                   June 30, 2002              4.00:1
                   ===========================================
                   September 30, 2002         4.00:1
                   ===========================================
                   December 31, 2002          4.00:1
                   ===========================================
                   March 31, 2003             4.00:1
                   ===========================================
                   June 30, 2003              4.00:1
                   ===========================================
                   September 30, 2003         4.00:1
                   ===========================================
                   December 31, 2003          3.50:1
                   ===========================================
                   March 31, 2004             3.50:1
                   ===========================================
                   June 30, 2004              3.50:1
                   ===========================================
                   September 30, 2004         3.50:1
                   ===========================================
                   December 31, 2004          3.25:1
                   ===========================================
                   March 31, 2005             3.25:1
                   ===========================================
                   June 30, 2005              3.25:1
                   ===========================================
                   September 30, 2005         3.25:1
                   ===========================================

                   December 31, 2005          3.00:1
                   ===========================================
                   March 31, 2006             3.00:1
                   ===========================================
                   June 30, 2006              3.00:1
                   ===========================================
                   September 30, 2006         3.00:1
                   ===========================================
                   December 31, 2006          2.75:1
                         and thereafter
                   ===========================================

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
      (ii) within three Business Days after the same becomes due and payable; or

            (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) the Borrower or the Parent, as applicable, shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e) (solely as to existence), (j), (m) or (p), 5.02, 5.03(a) or 5.04;
      or

            (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

            (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $10,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall have been pending for a period of 10 days without being stayed or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

            (j) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Hotel Collateral purported to be covered thereby; or

            (k) a Change of Control shall occur; or

            (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $10,000,000; or

            (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $2,500,000 per annum; or

            (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $2,500,000; or

            (o) an "Event of Default" (as defined in any Mortgage or in Annex A) shall have occurred and be continuing;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c)) and of each Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all

Obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c) and Swing Line Advances by a Working Capital Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Notwithstanding anything to be contrary in the Loan Documents, the Term B Advances comprising the initial Term B Borrowing shall be deemed the last to be repaid.

            SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Working Capital Lenders, as applicable, to the extent permitted by applicable law.

                                   ARTICLE VII

                               AFFILIATE GUARANTY

            SECTION 7.01. Guaranty. (a) Each Affiliate Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each other Loan Party now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Administrative Agent or the Lender Parties in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, each Affiliate Guarantor s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by each such Loan Party to the Agent or any Lender Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Loan Party.

            (b) (i) Each Affiliate Guarantor, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such parties that this Affiliate Guaranty not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Affiliate Guaranty. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Affiliate Guarantors hereby irrevocably agree that the Obligations of each Affiliate Guarantor under this Affiliate Guaranty shall not exceed the greater of (A) the net benefit realized by such Affiliate Guarantor from the proceeds of the Advances made from time to time by the Borrower to such Affiliate Guarantor or any Subsidiary of such Affiliate Guarantor and (B) the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Affiliate Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Affiliate Guarantor in respect of the Obligations of such other Affiliate Guarantor under this Affiliate Guaranty, result in the Obligations of such Affiliate Guarantor under this Affiliate Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors.

            (ii) Each Affiliate Guarantor agrees that in the event any payment shall be required to be made to the Secured Parties under this Affiliate Guaranty or any other guaranty, such Affiliate Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Affiliate Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under the Loan Documents.

            (c) Notwithstanding anything else in the Loan Documents to the contrary, on or prior to September 13, 1999, the obligations of Impac Hotel Group, LLC under this Affiliate Guaranty shall not exceed $88,500,000.

            SECTION 7.02. Guaranty Absolute. Each Affiliate Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents or the Lenders with respect thereto. The Obligations of each Affiliate Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against each Affiliate Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any other Loan Party or whether any other Loan Party is joined in any such action or actions. The liability of each Affiliate Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Affiliate Guarantor hereby irrevocably waives any defenses it may now or hereinafter have in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

            (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of any Loan Party or any of their Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of their Subsidiaries; or

            (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Guarantor or any other guarantor or surety.

            This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender Party upon the insolvency, bankruptcy or reorganization of any Loan Party or any of their Subsidiaries or otherwise, all as though such payment had not been made.

            SECTION 7.03. Waiver. Each Affiliate Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any Lender Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral. Each Affiliate Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waiver set forth in this Section 7.03 is knowingly made in contemplation of such benefits.

            SECTION 7.04. Subrogation. Each Affiliate Guarantor agrees it will not exercise any rights that it may now or hereafter acquire against any the Borrower, any Guarantor or any other guarantor that arise from the existence, payment, performance or enforcement of such Affiliate Guarantor s Obligations under this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender Party against the Borrower, any Guarantor or any other guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any Guarantor or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to such Affiliate Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the Lender Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) an Affiliate Guarantor shall make payment to the Administrative Agent or any Lender Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Administrative Agent and the Lender Parties will, at such Affiliate Guarantor s request and expense, execute and deliver to such Affiliate Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Affiliate Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Affiliate Guarantor.

            SECTION 7.05. Affiliate Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit H hereto (each, an "Affiliate Guaranty Supplement"), (a) such Person shall be referred to as an "Additional Affiliate Guarantor" and shall become and be a "Affiliate Guarantor" hereunder, and each reference in this Affiliate Guaranty to an "Affiliate Guarantor" shall also mean and be a reference to such Additional Affiliate Guarantor, and each reference in any other Loan Document to an "Affiliate Guarantor" shall also mean and be a reference to such Additional Affiliate Guarantor, and (b) each reference herein to "this Affiliate Guaranty", "hereunder", "hereof" or words of like import referring to this Affiliate Guaranty, and each reference in any other Loan Document to the "Affiliate Guaranty", "thereunder", "thereof" or words of like import referring to this Affiliate Guaranty, shall mean and be a reference to this Affiliate Guaranty as supplemented by suvh Affiliate Guaranty Supplement.

            SECTION 7.06. Continuing Guaranty; Assignments. This Affiliate Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Affiliate Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon each Affiliate Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07. No Affiliate Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

                                  ARTICLE VIII

                                   THE AGENTS

            SECTION 8.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 8.02. Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 8.03. Morgan Stanley, Lehman Brothers and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, Morgan Stanley Senior Fundings, Inc., Lehman Brothers, and their respective Affiliates shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Morgan Stanley Senior Fundings, Inc. and Lehman Brothers in their respective individual capacities. Morgan Stanley Senior Fundings, Inc., Lehman Brothers and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Morgan Stanley Senior Fundings, Inc., and Lehman Brothers were not Agents and without any duty to account therefor to the Lender Parties.

            SECTION 8.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 8.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower.

            (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

            (c) For purposes of this Section 8.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portion of their respective Term B Commitments and Term C Commitments (if any) at such time and their respective Unused Term A Commitments at such time and (iv) their respective Unused Working Capital Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working

Capital Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            SECTION 8.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in
Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02,
(ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Guarantor under Section 1 of the Guaranty issued by it, in the case of a Subsidiary Guarantor or 7.01, in the case of the Parent Guarantor or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties (other than, in the case of any Subsidiary Guarantor, to the extent permitted under the Subsidiary Guaranty), (iv) release all or substantially all of the Hotel Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Hotel Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (v) amend Section 2.13 or this
Section 9.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under the Term A Facility, Term B Facility, Term C Facility or Working Capital Facility if such Lender is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or the Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

            SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Parent, at its address at 3445 Peachtree Road, Suite 700, Atlanta, GA 30326, Attention: Kenneth Posner; if to the Borrower, at its address at 3445 Peachtree Road, Suite 700, Atlanta, GA 30326, Attention: Kenneth Posner; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Collateral Agent, at its address at 1285 Broadway, 10th Floor, New York, NY 10036, Attention: James Morgan, with a copy to it at 1221 Avenue of the Americas, 35th Floor, New York, NY 10020, Attention: Morgan Edwards; and if to the Administrative Agent, at its address at 1285 Broadway, 10th Floor, New York, NY 10036, Attention: James Morgan, with a copy to it at 1221 Avenue of the Americas, 35th Floor, New York, NY 10020, Attention: Morgan Edwards; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VIII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

            SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for each Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

            (b) The Borrower agrees to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 9.07(a), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to
Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (excluding loss of anticipated profits or margin), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

            (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

            (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

            SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

            SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

            SECTION 9.07. Assignments and Participations. (a) Each Lender may and, so long as no Event of Default shall have occurred and be continuing, if demanded by the Borrower pursuant to Section 2.12(h), upon at least five Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender, or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower) under each Facility for which a Commitment is being assigned, (iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignments shall be permitted without the consent of the Administrative Agent and the Syndication Agent (such consent not to be unreasonably withheld or delayed) and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of (x) $3,000, in the case of any assignment other than an assignment described in clause (y) or (z) below, (y) $1,500, in the case of an assignment to an existing Lender and (z) $0 in the case of an assignment by an existing Lender to its Affiliates, of $3,000.

            (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

            (d) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2 or A-3 hereto, as the case may be.

            (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under its Letter of Credit Commitment at any time; provided, however, that the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,000.

            (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the

Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Hotel Collateral.

            (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

            (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            SECTION 9.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the

Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

            SECTION 9.10. Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party and (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party.

            SECTION 9.11. Release of Hotel Collateral. Upon the sale, lease, transfer or other disposition of any item of Hotel Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Hotel Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent or the Administrative Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Hotel Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

            SECTION 9.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 9.13. Co-Obligors. Each of the Affiliate Guarantors (other than Impac and Servico) shall be co-obligors with the Borrower in connection with the Advances. Each of such Affiliate Guarantor, the Administrative Agent and each other Secured Party hereby confirms that it is the intention of all such parties that the Obligations of such Affiliate Guarantors under the Loan Documents shall not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law to the extent applicable to such Obligations. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and such Affiliate Guarantors hereby irrevocably agree that the Obligations of each such Affiliate Guarantor under the Loan Documents shall not exceed the greater of (A) the net benefit realized by such Affiliate Guarantor from the proceeds of the Advances made from time to time by the Borrower to such Affiliate Guarantor or any Subsidiary of such Affiliate Guarantor and (B) the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Affiliate Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Affiliate Guarantor in respect of the Obligations of such other Affiliate Guarantor under the Loan Documents, result in the Obligations of such Affiliate Guarantor under this Affiliate Guaranty not constituting a fraudulent transfer or conveyance.

            SECTION 9.14 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 9.15. Waiver of Jury Trial. Each of the Parent, the Borrower, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          LODGIAN FINANCING CORP.

                                          By /s/ Robert M. Flanders
                                             Title:


                                          LODGIAN, INC.

                                          By /s/ Robert M. Flanders
                                             Title:

                                          MORGAN STANLEY SENIOR
                                              FUNDING, INC., as Administrative
                                              Agent

                                          By /s/ Michael T. McLaughlin
                                             -----------------------------------
                                             Title: MICHAEL T. McLAUGHLIN
                                                    Principal


                                          MORGAN STANLEY SENIOR FUNDING, INC.,
                                          as Co-Lead Arranger and Joint-Book
                                          Manager and Syndication Agent

                                          By /s/ Michael T. McLaughlin
                                             -----------------------------------
                                             Title: MICHAEL T. McLAUGHLIN
                                                    Principal


                                          LEHMAN BROTHERS INC.,
                                          as Co-Lead Arranger and Joint-Book
                                          Manager

                                          By /s/ Francis Gilhool
                                             -----------------------------------
                                             Title: Authorized Signatory


                                          LEHMAN COMMERCIAL PAPER INC.,
                                          as Documentation Agent

                                          By /s/ Francis Gilhool
                                             -----------------------------------
                                             Title: Authorized Signatory

                                 Initial Lenders

                                          MORGAN STANLEY SENIOR FUNDING, INC.

                                          By /s/ Michael T. McLaughlin
                                             -----------------------------------
                                             Title: MICHAEL T. McLAUGHLIN
                                                    Principal


                                          LEHMAN COMMERCIAL PAPER INC.

                                          By /s/ Francis Gilhool
                                             -----------------------------------
                                             Title: Authorized Signatory

                              Initial Issuing Bank


                                          MORGAN STANLEY SENIOR FUNDING, INC.

                                          By /s/ Michael T. McLaughlin
                                             -----------------------------------
                                             Title: MICHAEL T. McLAUGHLIN
                                                    Principal

                                    AFFILIATE GUARANTORS


                                          SERVICO, INC.

                                          By /s/ Robert M. Flanders
                                             -----------------------------------
                                             Title:


                                          IMPAC HOTEL GROUP, LLC

                                          By /s/ Robert M. Flanders
                                             -----------------------------------
                                             Title:

                                          SHEFFIELD MOTEL ENTERPRISES, INC.
                                          DOTHAN HOSPITALITY 3053, INC.
                                          DOTHAN HOSPITALITY 3071, INC.
                                          GADSDEN HOSPITALITY, INC.
                                          LODGIAN ANAHEIM INC.
                                          LODGIAN ONTARIO INC.
                                          SERVICO PENSACOLA, INC.
                                          SERVICO PENSACOLA 7200, INC.
                                          SERVICO PENSACOLA 7330, INC.
                                          SERVICO FT. PIERCE, INC.
                                          AMI OPERATING PARTNERS, L.P.
                                          SERVICO CENTRE ASSOCIATES, LTD.
                                          SERVICO WEST PALM BEACH, INC.
                                          SERVICO WINTER HAVEN, INC.
                                          ALBANY HOTEL, INC.
                                          SERVICO NORTHWOODS, INC.
                                          BRUNSWICK MOTEL ENTERPRISES, INC.
                                          LITTLE ROCK LODGING ASSOCIATES I, L.P.
                                          ATLANTA HILLSBORO LODGING, LLC
                                          LODGIAN RICHMOND, L.L.C.
                                          SERVICO ROLLING MEADOWS, INC.
                                          SERVICO CEDAR RAPIDS, INC.
                                          SERVICO METAIRIE, INC.
                                          SERVICO COLUMBIA, INC.
                                          SERVICO COLESVILLE, INC.
                                          SERVICO MARYLAND, INC.

                                          NH MOTEL ENTERPRISES, INC.
                                          MINNEAPOLIS MOTEL ENTERPRISES, INC.
                                          SERVICO ROSEVILLE, INC.
                                          LODGIAN MOUNT LAUREL, INC.
                                          SERVICO JAMESTOWN, INC.
                                          SERVICO NEW YORK, INC.
                                          SERVICO NIAGARA FALLS, INC.
                                          SERVICO GRAND ISLAND, INC.
                                          FAYETTEVILLE MOTEL
                                          ENTERPRISES, INC.
                                          APICO INNS OF GREEN TREE, INC.
                                          APICO HILLS, INC.
                                          SERVICO HILTON HEAD, INC.
                                          SERVICO AUSTIN, INC.
                                          SERVICO MARKET CENTER, INC.
                                          SERVICO HOUSTON, INC.

                                          By: /s/ Robert M. Flanders
                                              ----------------------------------
                                              Title:

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

=============================================================================================================
                                                        Working       Letter of     Domestic     Eurodollar
                             Term A        Term B       Capital        Credit       Lending       Lending
 Name of Initial Lender    Commitment    Commitment    Commitment    Commitment      Office        Office
=============================================================================================================
Morgan Stanley Senior     $17,500,000    $75,250,000  $35,000,000    $10,000,000
Funding, Inc.
-------------------------------------------------------------------------------------------------------------
Lehman Commercial Paper   $7,500,000     $32,250,000  $15,000,000
Inc.
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

=============================================================================================================

                                                                SCHEDULE 4.01(b)

                                  Subsidiaries

                                  See Attached.

                                                              CW&T Draft 7/16/99
                                                                Schedule 4.01(b)

                LODGIAN SUBSIDIARIES AND STATES OF INCORPORATION

-------------------------------------------------------------------------------------------------------------------------
Name of Subsidiary                                State of       Shares            Issued & Outstanding        % Owned by
                                                Organization   Authorized                                      Loan Party
-------------------------------------------------------------------------------------------------------------------------
SHEFFIELD MOTEL ENTERPRISES, INC.                 Alabama         50         50 (Certificate No. 4 issued to       100%
                                                                             Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
DOTHAN HOSPITALITY 3053, INC.                     Alabama         1000       1000 (Certificate No. 3 issued        100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
DOTHAN HOSPITALITY 3071, INC.                     Alabama         1000       1000 (Certificate No. 3 issued        100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
GADSDEN HOSPITALITY, INC.                         Alabama         1000       1000 (Certificate No. 3 issued        100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
LODGIAN ANAHEIM INC                               California      1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
LODGIAN ONTARIO INC.                              California      1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
AMIOP ACQUISITION CORP.                           Delaware        1,000      100 (Certificate No. 3 issued         100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
AMI OPERATING PARTNERS, L.P.                      Delaware
-------------------------------------------------------------------------------------------------------------------------
SERVICO PENSACOLA, INC.                           Delaware        1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO PENSACOLA 7200, INC.                      Delaware        1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO PENSACOLA 7330, INC.                      Delaware        1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO FT. PIERCE, INC.                          Delaware        1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO, INC.                                     Florida
-------------------------------------------------------------------------------------------------------------------------
PALM BEACH MOTEL ENTERPRISES, INC.,               Florida         60         60 (Certificate No. 7 issued to       100%
as sole general partner of Servico Centre                                    Lodgian Financing Corp.)
Associates, Ltd., a Florida limited partnership.
-------------------------------------------------------------------------------------------------------------------------
SERVICO CENTRE ASSOCIATES, LTD.                   Florida
-------------------------------------------------------------------------------------------------------------------------
SERVICO WEST PALM BEACH, INC.                     Florida         1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO WINTER HAVEN, INC.                        Florida         1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
ALBANY HOTEL, INC.                                Florida         1,000      1,000 (Certificate No. 2 issued       100%
-------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Name of Subsidiary                              Class (CS or PS)     Shares     Validly Issued,
                                                 and % of Class    Covered by     Fully Paid,
                                                     Owned          Options,    Non-assessable
                                                                    Warrants     and Free and
                                                                                 Clear of all
                                                                                     Liens
-----------------------------------------------------------------------------------------------
SHEFFIELD MOTEL ENTERPRISES, INC.                    Common           None             Y
-----------------------------------------------------------------------------------------------
DOTHAN HOSPITALITY 3053, INC.                        Common           None             Y
-----------------------------------------------------------------------------------------------
DOTHAN HOSPITALITY 3071, INC.                        Common           None             Y
-----------------------------------------------------------------------------------------------
GADSDEN HOSPITALITY, INC.                            Common           None             Y
-----------------------------------------------------------------------------------------------
LODGIAN ANAHEIM INC                                  Common           None             Y
-----------------------------------------------------------------------------------------------
LODGIAN ONTARIO INC.                                 Common           None             Y
-----------------------------------------------------------------------------------------------
AMIOP ACQUISITION CORP.                              Common           None             Y
-----------------------------------------------------------------------------------------------
AMI OPERATING PARTNERS, L.P.
-----------------------------------------------------------------------------------------------
SERVICO PENSACOLA, INC.                              Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO PENSACOLA 7200, INC.                         Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO PENSACOLA 7330, INC.                         Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO FT. PIERCE, INC.                             Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO, INC.
-----------------------------------------------------------------------------------------------
PALM BEACH MOTEL ENTERPRISES, INC.,                  Common                            Y
as sole general partner of Servico Centre
Associates, Ltd., a Florida limited partnership.
-----------------------------------------------------------------------------------------------
SERVICO CENTRE ASSOCIATES, LTD.
-----------------------------------------------------------------------------------------------
SERVICO WEST PALM BEACH, INC.                        Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO WINTER HAVEN, INC.                           Common           None             Y
-----------------------------------------------------------------------------------------------
ALBANY HOTEL, INC.                                   Common           None             Y
-----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Name of Subsidiary                                State of       Shares            Issued & Outstanding        % Owned by
                                                Organization   Authorized                                      Loan Party
-------------------------------------------------------------------------------------------------------------------------
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO NORTHWOODS, INC.                          Florida         1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO WINDSOR, INC.                             Florida         1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
BRUNSWICK MOTEL ENTERPRISES, INC.                 Georgia         200        200 (Certificate No. 5 issued         100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
IMPAC HOTEL GROUP, LLC                            Georgia
-------------------------------------------------------------------------------------------------------------------------
IMPAC HOTELS I, LLC                               Georgia
-------------------------------------------------------------------------------------------------------------------------
IMPAC SPE #3, INC., as sole general partner of    Georgia         100        100 (Certificate No. 2 issued         100%
Little Rock Lodging Associates I, L.P., a                                    to Lodgian Financing Corp.)
Georgia limited partnership.
-------------------------------------------------------------------------------------------------------------------------
LITTLE ROCK LODGING ASSOCIATES I, L.P.
-------------------------------------------------------------------------------------------------------------------------
ATLANTA HILLSBORO LODGING, LLC                    Georgia
-------------------------------------------------------------------------------------------------------------------------
LODGIAN RICHMOND SPE, INC., as sole               Georgia         1,000      1,000 (Certificate No. 2 issued       100%
general partner of Lodgian Richmond, L.L.C., a                               to Lodgian Financing Corp.)
Georgia limited liability company.
-------------------------------------------------------------------------------------------------------------------------
LODGIAN RICHMOND, L.L.C.                          Georgia
-------------------------------------------------------------------------------------------------------------------------
SERVICO ROLLING MEADOWS, INC.                     Illinois        1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO CEDAR RAPIDS, INC.                        Iowa            1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO METAIRIE, INC.                            Louisiana       1,000      1,000 (Certificate No. 3 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO COLUMBIA, INC.                            Maryland                   1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO COLESVILLE, INC.                          Maryland        1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO MARYLAND, INC.                            Maryland        1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
NH MOTEL ENTERPRISES, INC.                        Michigan        50,000     1,000 (Certificate No. 6 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
MINNEAPOLIS MOTEL ENTERPRISES, INC.               Minnesota       1,000      1,000 (Certificate No. 4 issued       100%
                                                                             to Sharon Motel Enterprises, Inc.
-------------------------------------------------------------------------------------------------------------------------
SERVICO ROSEVILLE, INC.                           Minnesota       1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
LODGIAN MOUNT LAUREL, INC.                        New Jersey      1,000      1,000 (Certificate No. 2 issued       100%
-------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Name of Subsidiary                              Class (CS or PS)     Shares     Validly Issued,
                                                 and % of Class    Covered by     Fully Paid,
                                                     Owned          Options,    Non-assessable
                                                                    Warrants     and Free and
                                                                                 Clear of all
                                                                                     Liens
-----------------------------------------------------------------------------------------------
SERVICO NORTHWOODS, INC.                             Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO WINDSOR, INC.                                Common           None             Y
-----------------------------------------------------------------------------------------------
BRUNSWICK MOTEL ENTERPRISES, INC.                    Common           None             Y
-----------------------------------------------------------------------------------------------
IMPAC HOTEL GROUP, LLC
-----------------------------------------------------------------------------------------------
IMPAC HOTELS I, LLC
-----------------------------------------------------------------------------------------------
IMPAC SPE #3, INC., as sole general partner of       Common           None             Y
Little Rock Lodging Associates I, L.P., a
Georgia limited partnership.
-----------------------------------------------------------------------------------------------
LITTLE ROCK LODGING ASSOCIATES I, L.P.
-----------------------------------------------------------------------------------------------
ATLANTA HILLSBORO LODGING, LLC
-----------------------------------------------------------------------------------------------
LODGIAN RICHMOND SPE, INC., as sole                  Common           None             Y
general partner of Lodgian Richmond, L.L.C., a
Georgia limited liability company.
-----------------------------------------------------------------------------------------------
LODGIAN RICHMOND, L.L.C.
-----------------------------------------------------------------------------------------------
SERVICO ROLLING MEADOWS, INC.                        Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO CEDAR RAPIDS, INC.                           Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO METAIRIE, INC.                               Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO COLUMBIA, INC.                               Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO COLESVILLE, INC.                             Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO MARYLAND, INC.                               Common           None             Y
-----------------------------------------------------------------------------------------------
NH MOTEL ENTERPRISES, INC.                           Common           None             Y
                                                     Stock
-----------------------------------------------------------------------------------------------
MINNEAPOLIS MOTEL ENTERPRISES, INC.                  Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO ROSEVILLE, INC.                              Common           None             Y
-----------------------------------------------------------------------------------------------
LODGIAN MOUNT LAUREL, INC.                           Common           None             Y
-----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Name of Subsidiary                                State of       Shares            Issued & Outstanding        % Owned by
                                                Organization   Authorized                                      Loan Party
-------------------------------------------------------------------------------------------------------------------------
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO JAMESTOWN, INC.                           New York        1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO NEW YORK, INC.                            New York        1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO NIAGARA FALLS, INC.                       New York        1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO GRAND ISLAND, INC.                        New York        1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
FAYETTEVILLE MOTEL ENTERPRISES, INC.              North Carolina  100,000    100 (Certificate No. 4 issued         100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
APICO INNS OF GREEN TREE, INC.                    Pennsylvania    100,000    1,000 (Certificate No. 7 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
APICO HILLS, INC.                                 Pennsylvania    100,000    1,000 (Certificate No. 4 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO HILTON HEAD, INC.                         South Carolina  1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO AUSTIN, INC.                              Texas           1,000      1,000 (Certificate No. 3 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO MARKET CENTER, INC.                       Texas           1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------
SERVICO HOUSTON, INC.                             Texas           1,000      1,000 (Certificate No. 2 issued       100%
                                                                             to Lodgian Financing Corp.)
-------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Name of Subsidiary                              Class (CS or PS)     Shares     Validly Issued,
                                                 and % of Class    Covered by     Fully Paid,
                                                     Owned          Options,    Non-assessable
                                                                    Warrants     and Free and
                                                                                 Clear of all
                                                                                     Liens
-----------------------------------------------------------------------------------------------
SERVICO JAMESTOWN, INC.                              Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO NEW YORK, INC.                               Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO NIAGARA FALLS, INC.                          Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO GRAND ISLAND, INC.                           Common           None             Y
-----------------------------------------------------------------------------------------------
FAYETTEVILLE MOTEL ENTERPRISES, INC.                 Common           None             Y
-----------------------------------------------------------------------------------------------
APICO INNS OF GREEN TREE, INC.                       Common           None             Y
-----------------------------------------------------------------------------------------------
APICO HILLS, INC.                                    Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO HILTON HEAD, INC.                            Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO AUSTIN, INC.                                 Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO MARKET CENTER, INC.                          Common           None             Y
-----------------------------------------------------------------------------------------------
SERVICO HOUSTON, INC.                                Common           None             Y
-----------------------------------------------------------------------------------------------

                                                                SCHEDULE 4.01(d)

                       Authorizations, Notices & Consents

1)    Consent of Nomura Capital Assets Corporation of IMPAC I loan.

2)    Capital Company of America L.L.C. Consent to Transaction.

                                                               SCHEDULE 4.01 (o)

                   Plan, Multi Employee Plans & Welfare Plans

                                  See attached.

              Lodgian Inc., Multi-Employer Health and Welfare Plans

Double Tree Club, Philadelphia

Health Plan: Local 274 Health and Welfare Trust Fund
Pension Plan: Local 274 Pension Trust Fund

Hilton Hotel, Northfield

Engineers

Health Plan: Local 547, I.U.O.E. and Participating Employers Health and Welfare
             Trust Fund
Pension Plan: Central Pension Fund of the International Union of Operating
              Engineers and Participating Employers

H.E.R.E.

Health Plan: Hotel Employees and Restaurant Employees International Union
             Welfare Fund
Pension Plan: Hotel Employees and Restaurant Employees International Union
              Pension Fund

Holiday Inn, Arden Hills

Health Plan: Minneapolis Culinary, Beverage and On-Sale Liquor Trust Fund Pension Plan: St. Paul Bar and Restaurant Employer -- Employees Pension Fund

Holiday Inn, Anchorage

Health Plan: Hotel Employers, Restaurant Employers Health and Welfare Trust Fund Pension Plan: Alaska Hotel and Restaurant Employees Pension Trust

Holiday Inn, Jamestown

Health Plan: Local 4 Insurance Fund
Pension Plan: None

Holiday Inn, Rolling Meadows

Health Plan: Hotel employees and Restaurant Employees International Union
             Welfare Fund
Pension Plan: None

Holiday Inn Select Windsor, Ontario

Health Plan: N/A
Pension Plan: Canadian Pension Plan

Omni Albany

Health Plan: Local 471 Insurance Fund
Pension Plan: Local 471 Pension Fund

Sheraton, Concord

Health Plan: Hotel and Welfare Fund
Pension Plan: Southern Alameda Pension Fund

The Westin William Penn

Carpenters

Health Plan: Carpenters Medical Fund of Western Pennsylvania
Pension Plan: Pension Fund of Western Pennsylvania

Engineers

Health Plan: Pittsburgh Builders Owners Health and Welfare Fund
Pension Plan: Central Pension Fund of the International Union of Operating
              Engineers

H.E.R.E.

Health Plan: Hotel Employees Restaurant Employees International Union Welfare
             Fund
Pension Plan: Hotel Employees Restaurant Employees International Union Pension
              Fund

Painters

Health Plan: Painters Insurance and Welfare Fund
Pension Plan: IBPAT Union and Industry Pension Fund

                                                                SCHEDULE 4.01(p)

                            Environmental Liabilities

      Part I.              Compliance With Environmental Laws

      Incorporated by reference herein are the Environmental Reports provided to Shearman & Sterling:

1.    Courtyard by Marriott,
      Ridgemont Drive,
      Abilene (TX)
      Environmental Assessment
      dated March 21, 1995

2.    Courtyard by Marriott,
      Ridgemont Drive,
      Abilene (TX)
      Environmental Assessment
      update May 6, 1996

3.    Courtyard by Marriott,
      Cavalier Boulevard,
      Florence (KY)
      Phase I Environmental Assessment
      dated November 21, 1996

4.    Comfort Suites,
      Dry Pocket Road,
      Greenville (SC)
      Phase I Environmental Assessment
      dated April 17, 1995

5.    Super 8 Motel,
      Village Lane,
      Hazard (KY)
      Phase I Environmental Assessment
      dated February 7, 1997

6.    Holiday Inn,
      Kingston Court,
      Marietta (GA)
      Phase I Environmental Assessment
      dated November 20, 1996

7.    French Quarter,
      Madison Avenue,

      Memphis (TN)
      Limited Subsurface Investigation
      dated February 3, 1997

8.    French Quarter,
      Madison Avenue,
      Memphis (TN)
      Draft of
      Phase I Environmental Assessment
      dated November 18, 1996

9.    Holiday Inn Express,
      Murfreesboro Road,
      Nashville (TN)
      Draft of
      Phase I Environmental Assessment
      dated February 12, 1997

10.   Courtyard by Marriott,
      Lot 5 CBI Development,
      Paducah (KY)
      Phase I Environmental Assessment
      dated October 26, 1995

11.   Super 8 Motel,
      U.S. 23 South,
      Prestonsburg (KY)
      Phase I Environmental Assessment
      dated February 7, 1997

12.   Comfort Inn,
      North East Loop 410,
      San Antonio (TX)
      Draft of Phase I Environmental Assessment dated November 20, 1996

13.   Holiday Inn Airport North,
      North Lindbergh Boulevard,
      Bridgeton (MO)
      Phase I Environmental Assessment
      dated February 24, 1997

14.   Holiday Inn,
      Royalton Road,
      Strongsville (OH)
      Phase I Environmental Assessment
      dated September 8, 1995

15.   Holiday Inn,
      N. Ocean Blvd,
      Surfside Beach (SC)
      Phase I Environmental Assessment
      dated February 3, 1997

16.   Holiday Inn -- Valdosta,
      St. Augustine Road,
      Valdosta (GA)
      Phase I Environmental Assessment and Asbestos Survey dated July 29, 1996

17.   Fairfield Inn,
      Valdosta (GA)
      [See Prior]

18.   Residence Inn,
      1401 Shackleford Road,
      Little Rock (AR)
      Phase I Environmental Assessment
      dated April 29, 1996

19.   Residence Inn,
      1401 Shackleford Road,
      Little Rock (AR)
      Asbestos Abatement and Disposal
      dated October 23, 1996

20.   Residence Inn,
      1401 Shackleford Road,
      Little Rock (AR)
      Industrial Hygiene Air Monitoring Report, dated November 7, 1996

21.   Holiday Inn,
      108 First Street,
      Macon (GA),
      Phase I Environmental Assessment
      dated September 27, 1996.

22.   Omni Hotel,
      State and Lodge Streets,
      Albany (NY)
      Phase II Environmental Assessment
      dated November 18, 1994

23.   Omni Hotel,
      State and Lodge Streets,

      Albany (NY)
      Asbestos Operations and Management Program dated November 17, 1994

24.   Ramada Inn,
      12801 Northwest Freeway,
      Houston (TX)
      Phase I Environmental Assessment
      dated January 26, 1990

25.   Holiday Inn,
      1955 Market Center Blvd.,
      Dallas (TX)
      Guidance Document for an Asbestos Operations and Maintenance Program dated June 27, 1997

26.   Holiday Inn,
      1955 Market Center Blvd.,
      Dallas (TX)
      Architectural Engineering and Environmental Phase I Assessment dated May 27, 1997

27.   Holiday Inn,
      915 Brinton Road,
      Pittsburgh (PA),
      1955 Market Center Blvd.,
      Dallas (TX)
      Guidance Document for an Asbestos Operations and Maintenance Program dated August 27, 1997

28.   Holiday Inn,
      2750 Mosside Blvd.,
      Monroeville (PA),
      1955 Market Center Blvd.,
      Dallas (TX)
      Asbestos Operations and Maintenance Program dated September 18, 1995

29.   Holiday Inn,
      401 Holiday Drive,
      Pittsburgh (PA)
      Asbestos Operations and Maintenance Manual dated October 1, 1996

30.   Holiday Inn,
      1075 Stevens Creek Road,
      Augusta (GA)

      Asbestos Operations and Maintenance Program dated October, 1996

31.   Clarion Niagara Falls
      Third Street and Old Falls Street,
      Niagara Falls (NY)
      Architectural, Engineering and Environmental Phase I Assessment dated September 19, 1997

32.   Holiday Inn Express,
      6501 Plantation Road,
      Pensacola (FL)
      Phase I Environmental Assessment
      dated May 10, 1996

33.   Holiday Inn.
      150 West 4th Street,
      Jamestown (NY)
      Architectural Engineering and Phase I Environmental Assessment dated October 3, 1997.

34.   Holiday Inn,
      150 West 4th Street,
      Jamestown (NY)
      Phase II Environmental Assessment
      dated September 28, 1994.

35.   Holiday Inn -- Fayetteville (#15),
      1944 Cedar Creek Road,
      Fayetteville (NC)
      Architectural, Engineering and Environmental Phase I Assessment.

36.   Hilton -- Northfield (#17)
      5500 Crooks Road,
      Troy (MI)
      Architectural, Engineering and Phase I Environmental Assessment dated May 21, 1996.

37.   Northfield Hilton Hotel,
      5500 Crooks Road,
      Troy (MI)
      Asbestos Operations and Maintenance Plan, dated October, 1996.

38    Holiday Inn -- St. Paul,
      1201 West County Road East,
      St. Paul (MN)

      Guidance Document for an Asbestos Operations and Maintenance Program dated November 14, 1996.

39.   Wyndham Five Seasons Hotel,
      350 1st Avenue, NE,
      Cedar Rapids (IA)
      Phase I Environmental Assessment (1 of 2, 2 of 2)

40.   Hampton Inn--Pensacola,
      7330 Plantation Road,
      Pensacola (FL)
      Guide Document for an Asbestos Operations and Maintenance Program, dated September 23, 1996

41.   Holiday Inn Express,
      Fort Pierce (FL)
      Limited Groundwater and Soil Survey,
      dated April 20, 1995

42.   Holiday Inn Express,
      7151 Okeechobee Road,
      Fort Pierce (FL)
      Guidance Document For an Asbestos Operations and Maintenance Program, dated November 13, 1996

43.   Holiday Inn Express-Pensacola,
      6501 Plantation Road,
      Pensacola (FL)
      Limited Subsurface Investigation,
      dated June 5, 1995

44.   Holiday Inn Express-North,
      6501 Plantation Road,
      Pensacola (FL)
      Guidance Document For an Asbestos Operations and Maintenance Program, dated August 27, 1996

45.   Omni Hotel West Palm Beach,
      Inc.,
      1601 Belvedere Rd.,
      West Palm Beach (FL)
      Asbestos Operations and Maintenance Program, dated November 22, 1994

46.   Holiday Inn-Sheffield,
      4900 Hatch Blvd.,
      Sheffield (AL)

      Guidance Document for an Asbestos Operations and Maintenance Program, dated June 27, 1997

47.   Holiday Inn-Sheffield,
      4900 Hatch Blvd.,
      Sheffield (AL)
      Architectural, Engineering & Environmental Phase I Assessment, dated May 30, 1997

48.   Holiday Inn-Dothan,
      3053 Ross Clark Circle, SW,
      Dothan (AL)
      Guidance Document for an Asbestos Operations and Maintenance Program, dated November 7, 1996

49.   Holiday Inn-Dothan,
      3053 Ross Clark Circle, SW,
      Dothan (AL)
      Guidance Document for an Asbestos Operations and Maintenance Program, dated November 4, 1996

50.   Hampton Inn,
      Dothan (AL)
      Supplemental Asbestos Testing for Servico Hotels & Resorts, dated April 24, 1996

51.   Hampton Inn,
      3071 Ross Clark Circle,
      Dothan (AL)
      Limited Subsurface Investigation,
      dated June 5, 1995

52.   Holiday Inn Express,
      Gasden (AL)
      Limited Groundwater and Soil Survey,
      dated April 20, 1995

53.   Holiday Inn Express-Attalla,
      801 Cleveland Avenue,
      Attalla (AL)
      Limited Subsurface Investigation Phase II, dated July 25, 1995

54.   Holiday Inn Rolling Meadows,
      3405 Algonquin Road,
      Rolling Meadows (IL)
      Guidance Document for an Asbestos Operations and Maintenance Program, dated January 8,1998

55.   Holiday Inn Rolling Meadows,
      3405 Algonquin Road,
      Rolling Meadows (IL)
      Architectural, Engineering & Environmental Phase I Assessment, dated October 17, 1997

56.   Holiday Inn Express-Fort Pierce,
      7151 Okeechobee Road,
      Fort Pierce (FL)
      Architectural, Engineering & Environmental Phase I Assessment, dated May 10, 1996

57.   Hampton Inn-Pensacola,
      7330 Plantation Road,
      Pensacola (FL)
      Architectural, Engineering & Environmental Phase I Assessment, dated May 8, 1996

58.   Holiday Inn-Brunswick,
      5252 New Jessup Highway,
      Brunswick (GA)
      Architectural, Engineering & Environmental Phase I Assessment, dated May 21, 1996

59.   Sheraton Hotel,
      630 Clearwater Park Road,
      West Palm Beach (FL)
      Architectural, Engineering & Environmental Phase I Assessment, dated October 16, 1997

60.   Sheraton Hotel,
      630 Clearwater Park Road,
      West Palm Beach (FL)
      Guidance Document for an Asbestos Operations and Maintenance Program, dated January 8, 1998

61.   Holiday Inn Winter Haven,
      1150 3rd Street, SW,
      Winter Haven (FL)
      Guidance Document for an Asbestos Operations and Maintenance Program, dated January 8, 1998

62.   Holiday Inn Winter Haven,
      1150 3rd Street, SW,
      Winter Haven (FL)
      Architectural, Engineering & Environmental Phase I Assessment, dated October 17, 1997

63.   Four Points Hotel Hilton Head Island,
      36 South Forest Beach Drive,
      Hilton Head (SC)
      Architectural, Engineering & Environmental Phase I Assessment dated July 31, 1997

64.   Holiday Inn Parkway East,
      915 Brinton Road,
      Pittsburgh (PA)
      Architectural, Engineering & Environmental Phase I Assessment dated August 1, 1997

65.   Ramada Plaza NW,
      12801 NW Freeway,
      Houston (TX)
      Architectural, Engineering & Environmental Phase I Assessment dated October 16, 1997

66.   Quality Inn -- Metairie (#11),
      2261 North Causeway Boulevard,
      Metairie (LA)
      Architectural, Engineering & Environmental Phase I Assessment dated July 31, 1997

67.   Town Center Silver Spring Hotel,
      8727 Colesville Road,
      Silver Spring (MD)
      Architectural, Engineering & Environmental Phase I Assessment dated January 6, 1998

68.   Columbia Hilton,
      5485 Twin Knolls Road,
      Columbia (MD)
      Architectural, Engineering & Environmental Phase I Assessment dated September 10, 1997

69.   Holiday Inn Silver Spring,
      8777 Georgia Avenue,
      Silver Spring (MD)
      Architectural, Engineering & Environmental Phase I Assessment dated October 16, 1997

70.   Hilton -- Northfield (#17),
      550O Crooks Road,
      Troy (MI)
      Architectural, Engineering & Environmental Phase I Assessment dated August 1, 1997

71.   Comfort Inn,
      2715 Long Lake Road,
      Roseville (MN)
      Architectural, Engineering & Environmental Phase I Assessment dated April 21, 1997

72.   Holiday Inn -- St. Paul (#14),
      1201 West County Road East,
      St. Paul (MN)
      Architectural, Engineering & Environmental Phase I Assessment dated August 1, 1997

73.   Holiday Inn Grand Island,
      100 Whitehaven Road,
      Grand Island (NY)
      Architectural, Engineering & Environmental Phase I Assessment dated September 19, 1997

74.   Omni Hotel -- Albany (#13),
      Ten Eyck Plaza,
      Albany (NY)
      Architectural, Engineering & Environmental Phase I Assessment dated July 31, 1997

75.   Holiday Inn Downtown Niagara Falls,
      114 Buffalo Avenue,
      Niagara Falls (NY)
      Architectural, Engineering & Environmental Phase I Assessment dated September 22, 1997

76.   Holiday Inn -- Greentree (#20),
      401 Holiday Drive,
      Pittsburgh (PA)
      Architectural, Engineering & Environmental Phase I Assessment dated July 31, 1997

77.   Holiday Inn -- Greentree (#20),
      401 Holiday Drive,
      Pittsburgh (PA)
      Architectural, Engineering & Environmental Phase I Assessment dated July 31, 1997

78.   Servico Center II Project,
      1601 Belvadere Road,
      West Palm Beach (FL)
      Subsurface Exploration and Foundation Recommendations dated March 11, 1985

79.   Holiday Inn Express-Attalla,
      801 Cleveland Avenue,
      Attalla (AL)
      Architectural, Engineering & Environmental Phase I Assessment dated July 31, 1997

80.   Hampton Inn,
      3071 Ross Clark Circle,
      Dothan (AL)
      Architectural, Engineering & Environmental Phase I Assessment dated August 1, 1997

81.   Holiday Inn,
      7200 Plantation Road,
      Pensacola (FL)
      Architectural, Engineering & Environmental Phase I Assessment dated July 31, 1997

82.   Town Center Silver Spring Hotel,
      8727 Colesville Road,
      Silver Spring (MD)
      Guidance Document for an Asbestos Operations and Maintenance Program dated February 18, 1998

83.   Holiday Inn West,
      Pennridge Drive,
      Bridgeton (MO)
      Asbestos Operations & Maintenance Program dated February 5, 1997

84.   Holiday Inn West,
      Pennridge Drive,
      Bridgeton (MO)
      Phase I Environmental Assessment
      dated February 3, 1997

85.   Marriott,
      Atrium Way and Arbor Way,
      Mt. Laurel (NJ),
      Phase 1 Environmental Assessment
      dated January 22, 1998

86.   Holiday Inn - Belmont #7,
      1800 Belmont Avenue,
      Baltimore (MD)
      Architectural, Engineering & Environmental Phase I Assessment dated January 16, 1998

87.   Holiday Inn -- Frederick (Fort Detrick) #8,
      999 West Patrick Street,
      Frederick (MD)
      Architectural, Engineering & Environmental Phase I Assessment dated January 16,1998

88.   Holiday Inn -- Cromwell Bridge #5,
      1100 Cromwell Bridge Road,
      Towson (MD)
      Architectural, Engineering & Environmental Phase I Assessment dated January 16, 1998

89.   Holiday Inn -- York Arsenal #11,
      334 Arsenal Road,
      York (PA)
      Architectural, Engineering & Environmental Phase I Assessment dated January 16, 1998

90.   Holiday Inn,
      363 Roberts Street,
      East Hartford (CT)
      Architectural, Engineering & Environmental Phase I Assessment dated January 16, 1998

91.   Holiday Inn,
      30 Whalley Avenue,
      New Haven (CT)
      Architectural, Engineering & Environmental Phase I Assessment dated January 16, 1997

      Part II.             Properties Listed on NPL or CERCLIS

      None.

      Part III.            Environmental Investigations.

      Incorporated by reference herein are the Environmental Reports provided to Shearman & Sterling:

SCHEDULE OF DEBT
(Other than Surviving Debt)

Lender                     Borrower                                 Amount Outstanding
------                     --------                                 ------------------
Secore                     Albany Hotel, Inc.                       $      275,000,000
                           Apico Hills, Inc
                           Apico Hills of Green Tree, Inc
                           Apico Inns of Pittsburgh, Inc.
                           Brunswick Motel Enterprises, Inc.
                           Dolhan Hospitality 3053, Inc
                           Dolhan Hospitality 3071, Inc
                           Fayetteville Motel Enterprises, Inc.
                           Gadsden Hospitality, Inc.
                           Servico Center Associates, Ltd.
                           Minneapolis Motel Enterprises, Inc.
                           NH Motel Enterprises, Inc.
                           Servico Austin, Inc.
                           Servico Cedar Rapids, Inc.
                           Servico Colesville, Inc.
                           Servico Columbia, Inc.
                           Servico Flagstaff, Inc.
                           Servico Ft. Pierce, Inc.
                           Servico Grand Island, Inc.
                           Servico Hilton Head, Inc.
                           Servico Houston, Inc.
                           Servico Jamestown, Inc.
                           Servico Windsor, Inc.
                           Servico Market Center, Inc.
                           Servico Maryland, Inc.
                           Servico Metairie, Inc.
                           Servico New York, Inc.
                           Servico Niagra Falls, Inc.
                           Servico Northwoods, Inc.
                           Servico Pensacola, Inc.
                           Servico Pensacola 7200, Inc.
                           Servico Pensacola 7330, Inc.
                           Servico Rolling Meadows, Inc.
                           Servico Roseville, Inc.
                           Servico West Palm Beach, Inc.
                           Servico Winter Haven, Inc.
                           Sheffield Motel Enterprises, Inc.
                           Servico Silver Springs, Inc.
                           AMI Operating Partners, L.P.
                           Lodgian Mount Laurel, Inc.
                           Lodgian Richmond, L.L.C.

Bank One, Louisiana, N A   Little Rock Lodging Associates I, L.P.   $        5,680,405

                                                                SCHEDULE 4.01(t)

                                 Surviving Debt

                                  See attached.

SCHEDULE OF SURVIVNG DEBT

Lender                          Borrower                            Amount Outstanding   Maturity
------                          --------                            ------------------   --------
Capital Company of America      Impac Hotels I, L.L.C.              $      132,459,000    3/11/19

Capital Company of America      Impac Hotels II, L.L.C.             $      159,062,071   10/31/20

Capital Company of America      Impac Hotels III, L.L.C.            $       45,895,527   10/31/21

Banc One                        Servico Concord, Inc.               $       62,000,000   11/30/00
                                AMI Operating Partners, L.P.
                                Island Motel Enterprises, Inc.
                                Penmoco, Inc.

First Union National Bank       Atlanta-Boston Lodging, L.L.C.      $        3,521,542     4/1/07

CRESTS                          Lodgian, Inc.                       $      175,000,000    6/30/10

IBM Retirement                  Macon Hotel Associates, L.L.C.      $        1,682,500    5/20/01

Fidelity Real Estate            Macon Hotel Associates, L.L.C.      $        2,712,500    5/20/01

Hospitality Corp of Macon       Macon Hotel Associates, L.L.C.      $        7,908,602     9/1/03

Nationwide Life Insurance Co.   Dedham Lodging Associates I, L.P.   $        6,200,000     1/1/04

Column Financial, Inc.          Servico Hotels I, Inc.              $        4,323,907     3/1/10

Column Financial, Inc.          Servico Hotels II, Inc.             $        2,391,949     3/1/10

Column Financial, Inc.          East Washington Associates, L.P.    $       10,097,166     7/1/10

SCHEDULE OF SURVIVNG DEBT

Lender                     Borrower                                     Amount Outstanding   Maturity
------                     --------                                     ------------------   --------
Column Financial, Inc.     Service Hotels III, Inc.                     $        1,747,166    3/1/10

Lehman Brothers            Service Frisco, Inc.                         $        5,026,682    5/1/04

Lehman Brothers            Melbourne Hospitality Associates, L.P.       $        5,467,167    7/1/04

GMAC Commercial Mortgage   1075 Hospitality, L.P.                       $        3,757,802    2/1/03

Local Federal Bank         Kinser Motel Enterprises, Inc.               $        3,012,959    8/5/01

Column Financial, Inc.     Service Ft. Wayne, Inc.                      $        5,335,886    3/1/10

Lehman Brothers            Ft. Wayne Hospitality Associates II, L.P.    $        1,854,931    5/1/04

Column Financial, Inc.     New Orleans Airport Motel Associates, L.P.   $        4,875,895    3/1/10

GMAC Commercial Mortgage   Sioux City Hospitality, L.P.                 $        5,575,177   1/17/96

GMAC Commercial Mortgage   Servico Council Bluffs, Inc.                 $        1,516,360    8/1/03

GMAC Commercial Mortgage   Servico West Des Moines, Inc.                $        2,961,956    8/1/03

City Of Manhattan          Manhattan Hospitality, L.P.                  $        6,425,000    7/1/16

City of Lawrence           Lawrence Hospitality, L.P.                   $        6,425,000    7/1/16

GMAC Commercial Mortgage   Servico Wichita, Inc.                        $        4,723,485    8/1/03

GMAC Commercial Mortgage   Servico Omaha Central, Inc.                  $        4,752,553    8/1/03

SCHEDULE OF SURVIVNG DEBT

Lender                     Borrower                                 Amount Outstanding   Maturity
------                     --------                                 ------------------   --------
GMAC Commercial Mortgage   Servico Omaha, Inc.                      $        2,369,320      8/1/03

Lehman Brothers            Worcester Hospitality Associates, L.P.   $        7,515,622     11/1/03

Column Financial, Inc.     Servico Hotel IV, Inc.                   $        5,335,886      3/1/10

GMAC Commercial Mortgage   Brecksville Hospitality, L.P.            $        2,895,907      2/1/03

Lehman Brothers            Apico Inns of Pittsburgh, Inc.           $        4,949,425     11/1/03

Column Financial, Inc.     Moon Airport Motel, Inc.                 $        3,311,929      3/1/10

Column Financial, Inc      McKnight Motel, Inc.                     $        3,592,970      3/1/05

Column Financial, Inc.     Wilpen, Inc.                             $       17,329,371      3/1/10

Column Financial, Inc.     Washington Motel Enterprises, Inc.       $        3,863,918      3/1/10

Saginaw Hotel Investors    Saginaw Hospitality, L.P.                $        1,989,210    10/31/05

GMAC Commercial Mortgage   Servico Lansing, Inc.                    $        5,492,981      6/1/03

Column Financial, Inc.     Hilton Head Motel Enterprises, Inc.      $        7,175,847      3/1/10

Crest Motel                Raleigh-Downtown Enterprises, Inc.       $        2,045,135     1/10/15

Charter Financial, Inc.    Servico, Inc.                            $          501,577   Cap Lease
                           Servico Management Corp.

Lyon Credit                Servico Inc.                             $        2,658,238      1/1/04

SCHEDULE OF SURVIVNG DEBT

Lender                               Borrower                             Amount Outstanding   Maturity
------                               --------                             ------------------   --------
Lyon Credit                          Servico Inc.                         $        3,796,620   Cap Lease

Financial Marketing Services, Inc.   Servico Management Corp              $          225,311   Cap Lease

GE Capital Fleet Services            Servico Inc.                         $           96,840   Cap Lease
                                     Servico Management Corp

Telerent Leasing Corporation         Brunswick Motel Enterprises          $           21,531   Cap Lease
                                     Servico, Inc.

Telerent Leasing Corporation         KDS Corporation                      $           36,104   Cap Lease

Telerent Leasing Corporation         KDS Corporation                      $           37,750   Cap Lease
                                     Servico, Inc.

Telerent Leasing Corporation         Sheffield Motel Enterprises, Inc.    $           32,063   Cap Lease

Telerent Leasing Corporation         Servico Management Corp as agent     $           50,508   Cap Lease

Telerent Leasing Corporation         Servico Management Corp as agent     $           76,061   Cap Lease

Telerent Leasing Corporation         Servico Management Corp as agent     $           43,869   Cap Lease

Telerent Leasing Corporation         Apico Inns of Pittsburgh, Inc.       $           68,495   Cap Lease

Telerent Leasing Corporation         Apico Hills, Inc.                    $            4,578   Cap Lease

Telerent Leasing Corporation         Servico Management Corp as agent     $           39,747   Cap Lease

SCHEDULE OF SURVIVNG DEBT

Lender                               Borrower                             Amount Outstanding   Maturity
------                               --------                             ------------------   --------
Telerent Leasing Corporation         Best Western Charleston              $            2,458   Cap Lease

                                                                SCHEDULE 4.01(u)

             Liens of Record on Property or Assets of an Loan Party

                                Schedule 4.01 (U)

                                 Liens of Record

            (All Schedule B items of all Commonwealth Title Insurance

             Policies listed below and liens of record listed below)

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Lawyers/Commonwealth/
                                        Property Name and                  Chicago Title
       Owner of Record                    Street Address                Insurance Policy No.             Liens of Record
       ---------------                    --------------                --------------------             ---------------
------------------------------------------------------------------------------------------------------------------------------------
Albany Hotel, Inc.                    Omni Albany Hotel                     135-02-750779                   None
                                      State & Lodge Streets                   (Lawyers)
                                      Ten Eyck Plaza
                                      Albany, NY 12207
------------------------------------------------------------------------------------------------------------------------------------
AMI Operating Partners, Limited       Holiday Inn East Hartford              9841-00012
Partnership a/k/a                     363 Roberts Street                      (Chicago)
AMI Operating Partners, L.P.          East Hanford, CT 08106
------------------------------------------------------------------------------------------------------------------------------------
AMI Operating Partners, Limited       Holiday Inn New Haven                  984200063
Partnership a/k/a                     30 Whalley Avenue                      (Chicago)
AMI Operating Partners, L.P.          New Haven, CT 06511
------------------------------------------------------------------------------------------------------------------------------------
AMI Operating Partners, L.P.          Fredrick Holiday Inn                     4106-0G
                                      999 West Patrick Street                 (Chicago)
                                      Fredrick, MD 21702
------------------------------------------------------------------------------------------------------------------------------------
AMI Operating Partners, L.P.          Cromwell Bridge Holiday Inn              4106-0A
                                      1300 Cromwell Bridge Road               (Chicago)
                                      Towson, MD 21286
------------------------------------------------------------------------------------------------------------------------------------
AMI Operating Partners, L.P.          Belmont Holiday Inn                      4106-0C
                                      1800 Belmont Avenue                     (Chicago)
                                      Baltimore, MD 21244
------------------------------------------------------------------------------------------------------------------------------------
AMI Operating Partners, L.P.          Holiday Inn York Arsenal Road          9881-00005
                                      334 Arsenal Road                        (Chicago)
                                      York, PA
------------------------------------------------------------------------------------------------------------------------------------
Apico Hills, Inc.                     Holiday Inn Parkway East              135-02-543910                   None
                                      915 Brinton Road                        (Lawyers)
                                      Pittsburgh, PA 15221
------------------------------------------------------------------------------------------------------------------------------------
Apico Inns of Green Tree, Inc.        Holiday Inn Green Tree                135-02-543910                   None
                                      401 Holiday Drive                       (Lawyers)
                                      Pittsqburgh, PA 15220
------------------------------------------------------------------------------------------------------------------------------------
Brunswick Motel Enterprises, Inc.     Holiday Inn Brunswick                 135-02-691726   Engineering & Equipment Co. ($11,685.00)
                                      U.S. 341 at I-95                        (Lawyers)     Amerail Systems, Inc. ($15,634.00)
                                      Brunswick, GA 31520
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Lawyers/Commonwealth/
                                        Property Name and                  Chicago Title
       Owner of Record                    Street Address                Insurance Policy No.             Liens of Record
       ---------------                    --------------                --------------------             ---------------
------------------------------------------------------------------------------------------------------------------------------------
Dothan Hospitality 3053, Inc.         Holiday Inn Dothan                    135-00-839357
                                      3053 Ross Clark Circle, SW              (Lawyers)                     None
                                      Dothan, AL 38301
------------------------------------------------------------------------------------------------------------------------------------
Dothan Hospitality 3071, Inc.         Hampton Inn Dothan                    135-00-839357                   None
                                      3071 Ross Clark Circle, SW              (Lawyers)
                                      Dothan, AL 38301
------------------------------------------------------------------------------------------------------------------------------------
Fayetteville Model Enterprises, Inc.  Holiday Inn Fayetteville              82-03-148331       Amerail Systems ($282,659.00)
                                      1844 Cedar Creek Road                   (Lawyers)        Twin Towers, Inc. ($80,178.00)
                                      Fayetteville, NC 28303
------------------------------------------------------------------------------------------------------------------------------------
Gadsen Hospitality, Inc.              Holiday Inn Express Gadsen            135-00-839357                   None
                                      801 Cleveland Avenue                    (Lawyers)
                                      Attalia, AL 35954
------------------------------------------------------------------------------------------------------------------------------------
Little Rock Lodging Associates        Residence Inn by Marriott             Commitment No.
  I, L.P.                             1401 S. Shackleford Road                 99-7166
                                      Little Rock, AR 72211                   (Chicago)
------------------------------------------------------------------------------------------------------------------------------------
Lodgian Anaheim, Inc.                 2045 South Harbor Boulevard
                                      Anaheim, CA 92802
------------------------------------------------------------------------------------------------------------------------------------
Lodgian Atlanta Hillsboro, LLC        18000 Block of NW Tanasbourne
                                        Drive
                                      Hillsboro, OR 97124
------------------------------------------------------------------------------------------------------------------------------------
Lodgian Mount Laurel, Inc.            Marriott Inn                                                          None
                                      Atrium Way
                                      Mount Laurel, NJ
------------------------------------------------------------------------------------------------------------------------------------
Lodgian Ontario, Inc.                 2200 Block of East Holt Boulevard
                                      Ontario, CA 91761
------------------------------------------------------------------------------------------------------------------------------------
Lodgian Richmond, L.L.C.              Marriott Inn                                                          None
                                      Dominion Blvd.
                                      Richmond, VA
------------------------------------------------------------------------------------------------------------------------------------
Minneapolis Motel Enterprises, Inc.   Holiday Inn St. Paul                  135-03-230255                   None
                                      1201 West Country Road                  (Lawyers)
                                      East St. Paul, MN 55112
------------------------------------------------------------------------------------------------------------------------------------
NH Motel Enterprises, Inc.            Northfield Hilton                     135-02-075477      Amerail ($103,091.00)
                                      5500 Crooks Road                        (Lawyers)
                                      Troy,  MI 48098
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Lawyers/Commonwealth/
                                        Property Name and                  Chicago Title
       Owner of Record                    Street Address                Insurance Policy No.             Liens of Record
       ---------------                    --------------                --------------------             ---------------
------------------------------------------------------------------------------------------------------------------------------------
Servico Austin, Inc.                  Holiday Inn Austin South                535-368368       Double L. Insulation Co. Inc.
                                      3401 South IH-35                      (Commonwealth)     ($13,486.88)
                                      Austin, TX                                               Spot Coolers, Inc. ($8,876.50)
------------------------------------------------------------------------------------------------------------------------------------
Servico Cedar Rapids, Inc.            Five Seasons Hotel                    135-02-384649                   None
                                      350 1st Ave, NE                         (Lawyers)
                                      Cedar Rapids, IA 53401
------------------------------------------------------------------------------------------------------------------------------------
Palm Beach Hotel Enterprises, Inc.,   Omni Hotel West Palm Beach            82-03-153809       A-1 Enterprises ($43,618.60)
a Florida Corporation, as the sole    1601 Belevedere Road                    (Lawyers)        Coast to Coast Construction
general partner of Servico Centre     West Palm Beach FL 33406                                 ($171,688.17)
Associates, Ltd.
------------------------------------------------------------------------------------------------------------------------------------
Servico Colesville, Inc.              Town Center                             MC981789AA                    None
                                      8727 Colesville Road                  (Commonwealth)
                                      Silver Springs, MD 20910
------------------------------------------------------------------------------------------------------------------------------------
Servico Columbia, Inc.                Columbia Hilton                         MC981787AA
                                      5485 Twin Knolls Road                 (Commonwealth)
                                      Columbia, MD 21045
------------------------------------------------------------------------------------------------------------------------------------
Servico Ft. Pierce, Inc.              Holiday Inn Express Ft. Pierce        82-03-153809       Maintenance Warehouse/America Corp
                                      7151 Okeechobee Road                    (Lawyers)        ($451.39)
                                      Fort Pierce, FL 34945
------------------------------------------------------------------------------------------------------------------------------------

CONTINUED ON NEXT PAGE

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Lawyers/Commonwealth/
                                        Property Name and                  Chicago Title
       Owner of Record                    Street Address                Insurance Policy No.             Liens of Record
       ---------------                    --------------                --------------------             ---------------
------------------------------------------------------------------------------------------------------------------------------------
Servico Grand Island, Inc.            Holiday Inn Grand Island              135-03-001311      Brian McKee d/b/a AMF Contracting
                                      100 Whitehaven Road                     (Lawyers)        (HRB) ($8,820.00))
                                      Grand Island, NY _________
                                                                                               Modern Disposal Services, Inc. (HRB)
                                                                                               ($6,966.04)

                                                                                               Centimark Corporation (HRB)
                                                                                               ($265,634.00)

                                                                                               P. R. Contracting Services (HRB)
                                                                                               ($13,075.00)

                                                                                               Buffalo Plastering, Inc. (HRB)
                                                                                               ($6,000.00)

                                                                                               Commercial Interior Supply (HRB)
                                                                                               ($5,024.91)

                                                                                               Twin City Glass Corp. (HRB)
                                                                                               ($10,427.80)

                                                                                               Sadlo Lumber Wood Products, Inc.
                                                                                               (HRB) ($3,185.73)

                                                                                               Matthew Jaworski d/b/a Olympic Homes
                                                                                               (HRB) ($17,710.13)

                                                                                               Forest Materials, Inc. (HRB)
                                                                                               ($13,059.10)

                                                                                               Italian Marble and Granite (HRB)
                                                                                               ($3,404.00)

                                                                                               Anderson Electric Supply, Inc. (HRB)
                                                                                               ($4,530.85)

                                                                                               R. B. U'ren Equipment, Inc. (HRB)
                                                                                               ($13,004.96)

                                                                                               Schindler Elevator Corp. d/b/a Millar
                                                                                               Elevator Service Co. (HRB)
                                                                                               ($42,009.00)

                                                                                               Sherwin-Williams Co. (HRB)
                                                                                               ($16,963.93)

                                                                                               Ackerman Mechanical Service, Inc.
                                                                                               (HRB) ($_____________)

                                                                                               Dan Pedlow d/b/a DP Wallcovering
                                                                                               (HRB) ($477.00)

                                                                                               Hospitality Restoration and Builders
                                                                                               (HRB) ($1,906,562.00)

                                                                                               Jim Gardner & Sons, Inc. (HRB)
                                                                                               ($12,500.00)

                                                                                               Hospitality Restoration and Builders,
                                                                                               Inc. ($45,000.00)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Lawyers/Commonwealth/
                                        Property Name and                  Chicago Title
       Owner of Record                    Street Address                Insurance Policy No.             Liens of Record
       ---------------                    --------------                --------------------             ---------------
------------------------------------------------------------------------------------------------------------------------------------
Servico Hilton Head, Inc.             Four Points Hotel Hilton Head           507-007286                    None
                                      35 South Forest Beach Drive           (Commonwealth)
                                      Hilton Head, SC ___________
------------------------------------------------------------------------------------------------------------------------------------
Servico Houston, Inc.                 Ramada Plaza Houston                    535-368368       Hospitality Restoration and Builders,
                                      12801 N.W. Freeway US 290             (Commonwealth)     Inc. ($45,000.00)
                                      Houston, TX
------------------------------------------------------------------------------------------------------------------------------------
Service Jamestown, Inc.               Holiday Inn Jamestown                 135-02-999324      Rowan's Taylor Rental, Inc. (HRB)
                                      150 West 4th Street                     (Lawyers)        ($5,903.96)
                                      Jamestown, NY 14701
                                                                                               Hospitality & Builders, Inc. (HRB)
                                                                                               ($1,137,006.00)

                                                                                               Sherwin Williams Co. (HRB)
                                                                                               ($2,485.08)

                                                                                               Imperial Door Controls, Inc. (HRB)
                                                                                               ($8,414.00)

                                                                                               Schindler Elevator Corp. d/b/a Miller
                                                                                               Elevator (HRB) Service Co. (HRB)
                                                                                               ($20,733.00)

                                                                                               Allied Fire Protection Services, Inc.
                                                                                               ($10,070.25)

                                                                                               Hospitality Restoration and Builders,
                                                                                               Inc. ($45,000.00)
------------------------------------------------------------------------------------------------------------------------------------
Servico Market Center, Inc.           Holiday Inn Market Center Dallas        535-368368                    None
                                      1955 Market Center Blvd.              (Commonwealth)
                                      Dallas, TX
------------------------------------------------------------------------------------------------------------------------------------
Servico Maryland, Inc.                Holiday Inn Washington, D.C.            MC981788AA       8757 Georgia Ave., LLC ($__________)
                                      8777 Georgia Avenue                   (Commonwealth)
                                      Silver Spring, MD 20920
------------------------------------------------------------------------------------------------------------------------------------
Servico Metairie, Inc.                Quality Hotel Metairie                135-00-950863                   None
                                      2261 North Causeway Blvd.               (Lawyers)
                                      Metairie, LA 70001
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Lawyers/Commonwealth/
                                        Property Name and                  Chicago Title
       Owner of Record                    Street Address                Insurance Policy No.             Liens of Record
       ---------------                    --------------                --------------------             ---------------
------------------------------------------------------------------------------------------------------------------------------------
Servico New York, Inc.                Clarion Niagara Falls                 135-03-001313      Hilti, Inc. (HRB) ($2,415.85)
                                      Third & Old Falls Streets,              (Lawyers)
                                      P.O. Box 845                                             Modem Disposal Services, Inc. (HRB)
                                      Niagara Falls, NY 14303                                  ($11,576.12)

                                                                                               Matthew Jawarski d/b/a Olympic Homes
                                                                                               (HRB) ($65,257.57)

                                                                                               Forest Materials, Inc. (HRB)
                                                                                               ($5,427.35)

                                                                                               Sadlo Lumber & Wood Products, Inc.
                                                                                               (HRB) ($21,484.71)

                                                                                               Great Northern Assoc. (HRB)
                                                                                               ($5,974.88)

                                                                                               Twin City Glass Corp. (HRB)
                                                                                               ($35,546.64)

                                                                                               William H. Prentice, Inc. (HRB)
                                                                                               ($26,946.17)

                                                                                               Italian Marble & Granite, Inc. (HRB)
                                                                                               ($4,414.50)

                                                                                               Despirt Mosaic & Marble Co., Inc.
                                                                                               (HRB) ($17,192.34)

                                                                                               Schindler Elevator Corp. d/b/a Millar
                                                                                               Elevator Service (HRB) ($34,496.00)

                                                                                               RB U'ren Equipment, Inc. (HRB)
                                                                                               ($401.25)

                                                                                               Anderson Electric Supply, Inc. (HRB)
                                                                                               ($1,274.35)

                                                                                               Sherwin-Williams Co. (HRB)
                                                                                               ($15,670.75)

                                                                                               Imperial Door Controls, Inc. (HRB)
                                                                                               ($2,916.84)

                                                                                               Atlantic Poles, Inc. (HRB)
                                                                                               ($6,352.32)

                                                                                               Commercial Interior Supply (HRB)
                                                                                               ($2,118.87)

                                                                                               Ackerman Mechanical Service, Inc.
                                                                                               (HRB) ($33,292.76)

                                                                                               Hospitality & Restoration Builders,
                                                                                               Inc. (HRB) ($2,053,059.00)

                                                                                               Hospitality & Restoration Builders,
                                                                                               Inc. (HRB) ($1,641,038.00)

                                                                                               Hospitality Restoration and Builders,
                                                                                               Inc. ($45,000.00)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Lawyers/Commonwealth/
                                        Property Name and                  Chicago Title
       Owner of Record                    Street Address                Insurance Policy No.             Liens of Record
       ---------------                    --------------                --------------------             ---------------
------------------------------------------------------------------------------------------------------------------------------------
Servico Niagara Falls, Inc.           Holiday Inn Niagara Falls             135-03-001312      Jim Gardner & Sons, Inc. (HRB)
                                      114 Buffalo Avenue                      (Lawyers)        ($12,500.00)
                                      Niagara Falls, NY 14303
                                                                                               Hilti, Inc. (HRB) ($__________)

                                                                                               Modern Disposal Services, Inc. (HRB)
                                                                                               ($11,576.12)

                                                                                               Brian McKee d/b/a AMF Contracting
                                                                                               (HRB) ($21,380.00)

                                                                                               Matthew Jaworski d/b/a Olympic Homes
                                                                                               (HRB) ($61,266.80)

                                                                                               Forest Materials, Inc. (HRB)
                                                                                               ($3,149.43)

                                                                                               DeSpirit Mosaic & Marble Co., Inc.
                                                                                               (HRB) ($5,375.00)

                                                                                               Amerail Systems, Inc. (HRB)
                                                                                               ($31,132.000)

                                                                                               Albany Ladder Co., Inc. (HRB)
                                                                                               ($24,179.48)

                                                                                               Sadlo Lumber Wood Products, Inc.
                                                                                               (HRB) ($7,356.70)

                                                                                               Construction Systems of W. New York,
                                                                                               Inc. d/b/a Advanced Building Systems
                                                                                               (HRB) $7,200.20)

                                                                                               Thermal Foams, Inc. (HRB)
                                                                                               ($20,028.53)

                                                                                               Ackerman Mechanical Services, Inc.
                                                                                               (HRB) ($17,534.48)

                                                                                               Hospitality Restoration & Builders,
                                                                                               Inc. (HRB) ($2,022,060.66)

                                                                                               Twin City Glass Corp. (HRB)
                                                                                               (10,427.80)

                                                                                               Schindler Elevator Corp. d/b/a Millar
                                                                                               Elevator Service Co. (HRB)
                                                                                               ($23,634.55)

                                                                                               Beau Enterprises, Inc. (HRB)
                                                                                               ($10,650.00)

                                                                                               R. B. U'ren Equipment, Inc. (HRB)
                                                                                               ($40,768.38)

                                                                                               Sherwin-Williams Co. (HRB)
                                                                                               ($12,321.45)

                                                                                               Michael Hooper (HRB) ($5,964.00)

                                                                                               Hospitality Restoration & Builders,
                                                                                               Inc. ($45,000.00)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Lawyers/Commonwealth/
                                        Property Name and                  Chicago Title
       Owner of Record                    Street Address                Insurance Policy No.             Liens of Record
       ---------------                    --------------                --------------------             ---------------
------------------------------------------------------------------------------------------------------------------------------------
Servico Northwoods, Inc.              Best Western Charleston                507-007286                     None
                                        International Airport               (Commonwealth)
                                      7401 Northwoods Blvd.
                                      North Charleston, SC 29418
------------------------------------------------------------------------------------------------------------------------------------
Servico Pensacola 7200, Inc.          Holiday Inn University Mall            82-03-153809
                                        Pensacola                             (Lawyers)
                                      7200 Plantation Road
                                      Pensacola, FL 32504
------------------------------------------------------------------------------------------------------------------------------------
Servico Pensacola 7330, Inc.          Hampton Inn Pensacola                  82-03-153809                   None
                                      7330 Plantation Road                    (Lawyers)
                                      Pensacola,, FL 32504
------------------------------------------------------------------------------------------------------------------------------------
Servico Pensacola, Inc.               Holiday Inn Express Pensacola          82-03-153809                   None
                                      6501 Plantation Road                    (Lawyers)
                                      Pensacola, FL 32505
------------------------------------------------------------------------------------------------------------------------------------
Servico Rolling Meadows, Inc.         Holiday Inn Rolling Meadows           135-02-919286      HRB ($970,903.00)
                                      3405 Algonquin Road                     (Lawyers)
                                      Rolling Meadows, IL 60008                                J.E.C. Inc. d/b/a Johnson Electric
                                                                                               Co. (HRB) ($18,244.98)

                                                                                               North Park Plumbing, Inc. (HRB)
                                                                                               ($13,504.30)

                                                                                               HRB ($1,731.22)

                                                                                               Hospitality Restoration and Builders,
                                                                                               Inc. ($45,000.00)
------------------------------------------------------------------------------------------------------------------------------------
Servico Roseville, Inc.               Comfort Inn Roseville                 135-03-230256
                                      2715 Long Lake Road                     (Lawyers)                     None
                                      Roseville, MN 55113
------------------------------------------------------------------------------------------------------------------------------------
Servico West Palm Beach, Inc.         Sheraton West Palm Beach               82-03-153809      A-1 Enterprises ($__________)
                                      630 Clearwater Park Road                (Lawyers)
                                      West Palm Beach, FL 33406                                Laser Lighting ($1,719.28)

                                                                                               Acoustical Associates ($10,564.80)

                                                                                               Sherwin Williams ($12,332.68)
------------------------------------------------------------------------------------------------------------------------------------
Servico Windsor, Inc.                 Holiday Inn Select Windsor                               Twin Towers, Inc. ($111,533.00)
                                      1855 Huron Church Road
                                      Windsor, Ontario Canada                                  Twin Towers, Inc. ($________)
------------------------------------------------------------------------------------------------------------------------------------
Servico Winter Haven, Inc.            Holiday Inn Winter Haven               82-03-153809      Maintenance Warehouse/America Corp.
                                      1150 3rd Street, SW                     (Lawyers)        ($3,250.81)
                                      Winter Haven, FL 33880
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Lawyers/Commonwealth/
                                        Property Name and                  Chicago Title
       Owner of Record                    Street Address                Insurance Policy No.             Liens of Record
       ---------------                    --------------                --------------------             ---------------
------------------------------------------------------------------------------------------------------------------------------------
Sheffield Motel Enterprises, Inc.     Holiday Inn Sheffield                 137-00-012852                   None
                                      4900 Hatch Blvd.                        (Lawyers)
                                      Sheffield, AL 35660
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   DoubleTree Club Louisville
                                      9700 Bluegrass Parkway
                                      Louisville, KY 40299
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   DoubleTree Club Philadelphia
                                      9461 Roosevelt Blvd.
                                      Philadelphia, PA 19114
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Fairfield Inn Valdosta
                                      1311 St. Augustine Road
                                      Valdosta, GA 31601
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   French Quarter Inn Memphis
                                      2144 Madison Avenue
                                      Memphis, TN 38104
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Holiday Inn South Birmingham
                                      1548 Montgomery Highway
                                      Birmingham, AL 35216
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Holiday Inn Marietta
                                      2265 Kingston Court
                                      Marietta, GA 30067
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Holiday Inn Select DFW
                                      4441 Highway 114 at Esters
                                      Dallas, TX 75063
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Holiday Inn Select Strongville
                                      15471 Royalton Drive
                                      Cleveland, OH 44136
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Holiday Inn St. Louis North
                                      4545 N. Lindbergh Blvd.
                                      St. Louis, MO 63044
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Holiday Inn St. Louis West
                                      3551 Pennridge Drive
                                      Bridgeton, MO 63044
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Holiday Inn Valdosta
                                      1309 St. Augustine Road
                                      Valdosta, GA 31601
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Lawyers/Commonwealth/
                                        Property Name and                  Chicago Title
       Owner of Record                    Street Address                Insurance Policy No.             Liens of Record
       ---------------                    --------------                --------------------             ---------------
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Super 8 Hazard
                                      125 Village Lane
                                      Hazard, KY 41701
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Super 8 Prestonburg
                                      550 South U.S. 23
                                      Prestonburg, KY 41653
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Holiday Inn Express Nashville
                                      981 Murfreesboro Road
                                      Nashville, TN 37217
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Courtyard by Marriott
                                      4350 Ridgemont Drive
                                      Abilene, TX 79606
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Courtyard by Marriott
                                      1001 McClain Road
                                      Bentonville, AR 72712
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Courtyard by Marriott (Buckhead)
                                      3332 Peachtree Road, N.E.
                                      Atlanta, GA 30326
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Courtyard by Marriott
                                      46 Cavalier Blvd.
                                      Florence, KY 41042
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Comfort Suites
                                      2681 Dry Pocket Road
                                      Greer, SC 29650
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Holiday Inn SunSpree
                                      1601 N. Ocean Blvd.
                                      Surfside Beach, SC 29575
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Courtyard by Marriott
                                      3835 Technology Drive
                                      Paducah, KY 42001
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels 1, LLC                   Comfort Inn
                                      2635 N.E. Loop #410
                                      San Antonio, TX 78217
------------------------------------------------------------------------------------------------------------------------------------

                                                                SCHEDULE 4.01(v)

                                  Real Property

                                  See attached.

                                Schedule 4.01 (V)
                            List of all Real Property

--------------------------------------------------------------------------------------------------------------------------------
                                                                            State of    Lawyers/Commonwealth/
                                                 Property Name and           Inc. of        Chicago Title
       Owner of Record                             Street Address             Owner      Insurance Policy No.   Appraisal Value
       ---------------                             --------------             -----      --------------------   ---------------
--------------------------------------------------------------------------------------------------------------------------------
Albany Hotel, Inc.                         Omni Albany Hotel                   FL            135-02-750779      $ 26,100,000
                                           State & Lodge Streets                               (Lawyers)
                                           Ten Eyck Plaza
                                           Albany, NY 12207
                                           Albany County
--------------------------------------------------------------------------------------------------------------------------------
AMI Operating Partners,                    Holiday Inn East Hartford           DE              9841-00012       $  4,900,000
Limited Partnership a/k/a                  363 Roberts Street                                  (Chicago)
AMI Operating Partners, L.P.               East Hartford, CT 08106
                                           Hartford County
--------------------------------------------------------------------------------------------------------------------------------
AMI Operating Partners,                    Holiday Inn New Haven               DE              984200063        $  5,200,000
Limited Partnership a/k/a/                 30 Whalley Avenue                                   (Chicago)
AMI Operating Partners, L.P.               New Haven, CT 06511
                                           New Haven County
--------------------------------------------------------------------------------------------------------------------------------
AMI Operating Partners, L.P.               Fredrick Holiday Inn                DE               4106-0G         $  3,800,000
                                           999 West Patrick Street                             (Chicago)
                                           Fredrick, MD 21702
                                           Fredrick County
--------------------------------------------------------------------------------------------------------------------------------
AMI Operating Partners, L.P.               Cromwell Bridge Holiday Inn         DE               4106-0A         $  7,300,000
                                           1300 Cromwell Bridge Road                           (Chicago)
                                           Towson, MD 21286
                                           Baltimore County
--------------------------------------------------------------------------------------------------------------------------------
AMI Operating Partners, L.P.               Belmont Holiday Inn                 DE              4106-0C          $  3,300,000
                                           1800 Belmont Avenue                                 (Chicago)
                                           Baltimore, MD 21244
                                           Baltimore County
--------------------------------------------------------------------------------------------------------------------------------
AMI Operating Partners, L.P.               Holiday Inn York Arsenal Road       DE             9881-00005        $  2,400,000
                                           334 Arsenal Road                                    (Chicago)
                                           York, PA
                                           York County
--------------------------------------------------------------------------------------------------------------------------------
Apico Hills, Inc.                          Holiday Inn Parkway East            PA            135-02-543910      $  7,800,000
                                           915 Brinton Road                                    (Lawyers)
                                           Pittsburgh, PA 15221
                                           Alleghany County
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                            State of    Lawyers/Commonwealth/
                                                 Property Name and           Inc. of        Chicago Title
       Owner of Record                             Street Address             Owner      Insurance Policy No.   Appraisal Value
       ---------------                             --------------             -----      --------------------   ---------------
--------------------------------------------------------------------------------------------------------------------------------
Apico Inns of Green Tree, Inc.             Holiday Inn Green Tree              PA            135-02-543910      $ 15,100,000
                                           401 Holiday Drive                                   (Lawyers)
                                           Pittsburgh, PA 15220
                                           Alleghany County
--------------------------------------------------------------------------------------------------------------------------------
Brunswick Motel Enterprises, Inc.          Holiday Inn Brunswick               GA            135-02-691726      $  5,200,000
                                           U.S. 341 at I-95                                    (Lawyers)
                                           Brunswick, GA 31520
                                           Glynn County
--------------------------------------------------------------------------------------------------------------------------------
Dothan Hospitality 3053, Inc.              Holiday Inn Dothan                  AL            135-00-839357      $  5,700,000
                                           3053 Ross Clark Circle, SW                          (Lawyers)
                                           Dothan, AL 38301
                                           Houston County
--------------------------------------------------------------------------------------------------------------------------------
Dothan Hospitality 3071, Inc.              Hampton Inn Dothan                  AL            135-00-839357      $  3,100,000
                                           3071 Ross Clark Circle, SW                          (Lawyers)
                                           Dothan, AL 38301
                                           Houston County
--------------------------------------------------------------------------------------------------------------------------------
Fayetteville Motel Enterprises, Inc.       Holiday Inn Fayetteville            NC            82-03-148331       $  6,300,000
                                           1844 Cedar Creek Road                               (Lawyers)
                                           Fayetteville, NC 28303
                                           Cumberland County
--------------------------------------------------------------------------------------------------------------------------------
Gadsen Hospitality, Inc.                   Holiday Inn Express Gadsen          AL            135-00-839357      $  5,800,000
                                           801 Cleveland Avenue                                (Lawyers)
                                           Attalia, AL 35954
                                           Etowah County
--------------------------------------------------------------------------------------------------------------------------------
Little Rock Lodging Associates             Residence Inn by Marriott           GA             Commitment         $  8,900,000
  I, L.P.                                  1401 S. Shackleford Road                            99-7166
                                           Little Rock, AR 72211                              (Chicago)
                                           Pulaski County
--------------------------------------------------------------------------------------------------------------------------------
Lodgian Amaheim, Inc.                      2045 South Harbor Boulevard         CA
                                           Anaheim, CA 92802
                                           _____________ County
--------------------------------------------------------------------------------------------------------------------------------
Lodgian Atlanta Hillsboro, LLC             18000 Block of NW Tanasbourne
                                             Drive                             GA
                                           Hillsboro, OR 97124
                                           _____________ County
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                            State of    Lawyers/Commonwealth/
                                                 Property Name and           Inc. of        Chicago Title
       Owner of Record                             Street Address             Owner      Insurance Policy No.   Appraisal Value
       ---------------                             --------------             -----      --------------------   ---------------
--------------------------------------------------------------------------------------------------------------------------------
Lodgian Mount Laurel, Inc.                 Marriott Inn                        NJ
                                           Atrium Way
                                           Mount Laurel, NJ
                                           ____________ County
--------------------------------------------------------------------------------------------------------------------------------
Lodgian Ontario, Inc.                      2200 Block of East Holt Boulevard   CA
                                           Ontario, CA 91761
                                           ____________ County
--------------------------------------------------------------------------------------------------------------------------------
Lodgian Richmond, L.L.C.                   Marriott Inn                        GA
                                           Dominion Blvd.
                                           Richmond, VA
                                           ____________ County
--------------------------------------------------------------------------------------------------------------------------------
Minneapolis Motel Enterprises, Inc.        Holiday Inn St. Paul                MN            135-03-230255      $  7,700,000
                                           1201 West County Road                               (Lawyers)
                                           East St. Paul, MN 55112
                                           Ramsey County
--------------------------------------------------------------------------------------------------------------------------------
NH Motel Enterprises, Inc.                 Northfield Hilton                   MI            135-02-075477      $ 19,400,000
                                           5500 Crooks Road                                    (Lawyers)
                                           Troy, MI 48098
                                           Oakland County
--------------------------------------------------------------------------------------------------------------------------------
Servico Austin, Inc.                       Holiday Inn Austin South            TX              535-368368       $ 13,700,000
                                           3401 South IH-35                                  (Commonwealth)
                                           Austin, TX 78741
                                           Travis County
--------------------------------------------------------------------------------------------------------------------------------
Servico Cedar Rapids, Inc.                 Five Seasons Hotel                  IA            135-02-384649      $ 11,800,000
                                           350 1st Ave. NE                                     (Lawyers)
                                           Cedar Rapids, IA 53401
                                           Linn County
--------------------------------------------------------------------------------------------------------------------------------
Palm Beach Hotel Enterprises, Inc., a      Omni Hotel West Palm Beach          FL            82-03-153809       N/A
Florida Corporation, as the sole general   1601 Belevedere Road                                (Lawyers)
partner of Servico Centre Associates,      West Palm Beach, FL 33406
Ltd.                                       Palm Beach County
--------------------------------------------------------------------------------------------------------------------------------
Servico Colesville, Inc.                   Town Center                         MD              MC981789AA       $ 10,400,000
                                           8727 Colesville Road                              (Commonwealth)
                                           Silver Springs, MD 20910
                                           Montgomery County
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                            State of    Lawyers/Commonwealth/
                                                 Property Name and           Inc. of        Chicago Title
       Owner of Record                             Street Address             Owner      Insurance Policy No.   Appraisal Value
       ---------------                             --------------             -----      --------------------   ---------------
--------------------------------------------------------------------------------------------------------------------------------
Servico Columbia, Inc.                     Columbia Hilton                     MD              MC981787AA       $ 14,600,000
                                           5485 Twin Knolls Road                             (Commonwealth)
                                           Columbia, MD 21045
                                           Howard County
--------------------------------------------------------------------------------------------------------------------------------
Servico Ft. Pierce, Inc.                   Holiday Inn Express Ft. Pierce      DE             82-03-153809      $  3,400,000
                                           7151 Okeechobee Road                                (Lawyers)
                                           Fort Pierce, FL 34945
                                           St. Lucie County
--------------------------------------------------------------------------------------------------------------------------------
Servico Grand Island, Inc.                 Holiday Inn Grand Island            NY             135-03-001311     $  8,800,000
                                           100 Whitehaven Road                                  (Lawyers)
                                           Grand Island, NY
                                           Erie County
--------------------------------------------------------------------------------------------------------------------------------
Servico Hilton Head, Inc.                  Four Points Hotel Hilton Head       SC               507-007286      $  6,800,000
                                           35 South Forest Beach Drive                        (Commonwealth)
                                           Hilton Head, SC
                                           Beaufort County
--------------------------------------------------------------------------------------------------------------------------------
Servico Houston, Inc.                      Ramada Plaza Houston                TX               535-368368      $ 15,200,000
                                           12801 N.W. Freeway US 290                          (Commonwealth)
                                           Houston, TX
                                           Harris County
--------------------------------------------------------------------------------------------------------------------------------
Servico Jamestown, Inc.                    Holiday Inn Jamestown               NY             135-02-999324     $  5,100,000
                                           150 West 4th Street                                  (Lawyers)
                                           Jamestown, NY 14701
                                           Chautaugua County
--------------------------------------------------------------------------------------------------------------------------------
Servico Market Center, Inc.                Holiday Inn Market Cotter Dallas    TX               535-368368      $ 10,700,000
                                           1955 Market Center Blvd.                           (Commonwealth)
                                           Dallas, TX 75207
                                           Dallas County
--------------------------------------------------------------------------------------------------------------------------------
Servico Maryland, Inc.                     Holiday Inn Washington, DC.         MD               MC981788AA
                                           8777 Georgia Avenue                                (Commonwealth)
                                           Silver Spring, MD 20920
                                           Montgomery County
--------------------------------------------------------------------------------------------------------------------------------
Servico Metairie, Inc.                     Quality Hotel Metairie              LA             135-00-950863     $  8,900,000
                                           2261 North Causeway Blvd.                            (Lawyers)
                                           Metairie, LA 70001
                                           Jefferson Parish
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                            State of    Lawyers/Commonwealth/
                                                 Property Name and           Inc. of        Chicago Title
       Owner of Record                             Street Address             Owner      Insurance Policy No.   Appraisal Value
       ---------------                             --------------             -----      --------------------   ---------------
--------------------------------------------------------------------------------------------------------------------------------
Servico New York, Inc.                     Clarion Niagara Falls               NY            135-03-001313      $ 16,100,000
                                           Third & Old Falls Streets,                          (Lawyers)
                                             P.O. Box 845
                                           Niagara Falls, NY 14303
                                           Niagara County
--------------------------------------------------------------------------------------------------------------------------------
Servico Niagara Falls, Inc.                Holiday Inn Niagara Falls           NY            135-03-001312      $  5,900,000
                                           114 Buffalo Avenue                                  (Lawyers)
                                           Niagara Falls, NY 14303
                                           Niagara County
--------------------------------------------------------------------------------------------------------------------------------
Servico Northwoods, Inc.                   Best Western Charleston             FL               507-007286      $  8,000,000
                                             International Airport                            (Commonwealth)
                                           7401 Northwoods Blvd.
                                           North Charleston, SC 29418
                                           Charleston County
--------------------------------------------------------------------------------------------------------------------------------
Servico Pensacola 7200, Inc.               Holiday Inn University Mall         DE             82-03-153809      $  9,600,000
                                             Pensacola                                         (Lawyers)
                                           7200 Plantation Road
                                           Pensacola, FL 32504
                                           Escambia County
--------------------------------------------------------------------------------------------------------------------------------
Servico Pensacola 7330, Inc.               Hampton Inn Pensacola               DE             82-03-153809      $  9,400,000
                                           7330 Plantation Road                                (Lawyers)
                                           Pensacola, FL 32504
                                           Escambia County
--------------------------------------------------------------------------------------------------------------------------------
Servico Pensacola, Inc.                    Holiday Inn Express Pensacola       DE             82-03-153809      $  9,500,000
                                           6501 Plantation Road                                (Lawyers)
                                           Pensacola, FL 32505
                                           Escambia County
--------------------------------------------------------------------------------------------------------------------------------
Servico Rolling Meadows, Inc.              Holiday Inn Rolling Meadows         IL            135-02-919286      $ 23,600,000
                                           3405 Algonquin Road                                 (Lawyers)
                                           Rolling Meadows, IL 60008
                                           Cook County
--------------------------------------------------------------------------------------------------------------------------------
Servico Roseville, Inc.                    Comfort Inn Roseville               MN            135-03-230256      $  5,100,000
                                           2715 Long Lake Road                                 (Lawyers)
                                           Roseville, MN 55113
                                           Ramsey County
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                State of    Lawyers/Commonwealth/
                                     Property Name and           Inc. of        Chicago Title
       Owner of Record                 Street Address             Owner      Insurance Policy No.   Appraisal Value
       ---------------                 --------------             -----      --------------------   ---------------
--------------------------------------------------------------------------------------------------------------------
Servico West Palm Beach, Inc.  Sheraton West Palm Beach            FL            82-03-15809        $15,700,000
                               630 Clearwater Park Road                           (Lawyers)
                               West Palm Beach, FL 33406
                               Palm Beach County
--------------------------------------------------------------------------------------------------------------------
Service Windsor, Inc.          Holiday Inn Select Windsor          FL
                               1855 Huron Church Road
                               Windsor, Ontario Canada
--------------------------------------------------------------------------------------------------------------------
Servico Winter Haven, Inc.     Holiday Inn Winter Haven            FL            82-03-15809        $6,900,000
                               1150 3rd Street, SW                                (Lawyers)
                               Winter Haven, FL 33880
                               Polk County
--------------------------------------------------------------------------------------------------------------------
Sheffield Motel Enterprises,   Holiday Inn Sheffield               AL           137-00-012852       $6,700,000
Inc.                           4900 Hatch Blvd.                                   (Lawyers)
                               Sheffield, AL 35660
                               Colbert County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Double Tree Club Louisville         GA                               $16,900,000
                               9700 Bluegrass Parkway
                               Louisville, KY 40299
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Double Tree Club Philadelphia       GA                               $10,700,000
                               9461 Roosevelt Blvd.
                               Philadelphia, PA 19114
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Fairfield Inn Valdosta              GA
                               1311 St. Augustine Road
                               Valdosta, GA 31601
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            French Quarter Inn Memphis          GA                               $7,600,000
                               2144 Madison Avenue
                               Memphis, TN 38104
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Holiday Inn South Birmingham        GA                               $8,000,000
                               1548 Montgomery Highway
                               Birmingham, AL 35216
                               __________ County
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                State of    Lawyers/Commonwealth/
                                     Property Name and           Inc. of        Chicago Title
       Owner of Record                 Street Address             Owner      Insurance Policy No.   Appraisal Value
       ---------------                 --------------             -----      --------------------   ---------------
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Holiday Inn Marietta                GA                               $13,500,000
                               2265 Kingston Court
                               Marietta, GA 30067
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Holiday Inn Select DFW              GA                               N/A
                               4441 Highway 114 at Esters
                               Dallas, TX 75063
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Holiday Inn Select Strongville      GA                               $21,000,000
                               15471 Royalton Drive
                               Cleveland, OH 44136
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Holiday Inn St. Louis North         GA                               $16,500,000
                               4545 N. Lindbergh Blvd.
                               St. Louis, MO 63044
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Holiday Inn St. Louis West          GA                               $10,100,000
                               3551 Pennridge Drive
                               Bridgeton, MO 63044
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Holiday Inn Valdosta                GA                               $11,400,000
                               1309 St. Augustine Road
                               Valdosta, GA 31601
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Super 8 Hazard                      GA                               $2,800,000
                               125 Village Lane
                               Hazard, KY 41701
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Super 8 Prestonburg                 GA                               $3,800,000
                               550 South U.S. 23
                               Prestonburg, KY 41653
                               __________ County
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                State of    Lawyers/Commonwealth/
                                     Property Name and           Inc. of        Chicago Title
       Owner of Record                 Street Address             Owner      Insurance Policy No.   Appraisal Value
       ---------------                 --------------             -----      --------------------   ---------------
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Holiday Inn Express Nashville       GA                               $7,700,000
                               981 Murfreesboro Road
                               Nashville, TN 37217
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Courtyard by Marriott -             GA                               $4,500,000
                               Abilene
                               4350 Ridgemont Drive
                               Abilene, TX 79606
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Courtyard by Marriott               GA                               $6,000,000
                               1001 McClain Road
                               Bentonville, AR 72712
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Courtyard by Marriott               GA                               $17,600,000
                               (Buckhead)
                               3332 Peachtree Road, N.E.
                               Atlanta, GA 30326
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Courtyard by Marriott -             GA                               $3,800,000
                               Florence
                               46 Cavalier Blvd.
                               Florence, KY 41402
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Comfort Suites                      GA
                               2681 Dry Pocket Road
                               Greer, SC 29650
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Holiday Inn SunSpree                GA
                               1601 N. Ocean Blvd.
                               Surfside Beach, SC 29575
                               __________ County
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Courtyard by Marriott -             GA                               $8,500,000
                               Paducah
                               3835 Technology Drive
                               Paducah, KY 42001
                               __________ County
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                State of    Lawyers/Commonwealth/
                                     Property Name and           Inc. of        Chicago Title
       Owner of Record                 Street Address             Owner      Insurance Policy No.   Appraisal Value
       ---------------                 --------------             -----      --------------------   ---------------
--------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC            Comfort Inn                         GA                               $6,700,000
                               2635 N.E. Loop #410
                               San Antonio, TX 78217
                               __________ County
--------------------------------------------------------------------------------------------------------------------

                                                                SCHEDULE 4.01(w)

                             Leases of Real Property

                                  See attached.

                                Schedule 4.01 (W)
                            Ground Lease Spreadsheet

------------------------------------------------------------------------------------------------------------------------------------
                                         Property Name and
        Owner of Record                   Street Address                    Ground Leases                     Amendments
        ---------------                   --------------                    -------------                     ----------
------------------------------------------------------------------------------------------------------------------------------------
Albany Hotel, Inc.                Omni Albany Hotel                o  Restatement of Agreement of
                                  State & Lodge Streets               Lease dated December 20,
                                  Ten Eyck Plaza                      1979 recorded in Liber
                                  Albany, NY 12207                    2216, page 1 (Hotel Lease).
                                                                   o  Restatement of Agreement of
                                                                      Lease dated December 20,
                                                                      1979 recorded in Liber 2216
                                                                      page 135 (Garage Lease).
------------------------------------------------------------------------------------------------------------------------------------
AMI Operating Partners, Limited   Holiday Inn East Hartford        o  Agreement of Lease dated      Amendatory Agreement dated
Partnership a/k/a                 363 Roberts Street                  March 11, 1970 recorded in    September 27, 1971.
AMI Operating Partners, L.P.      East Hartford, CT 08106             Vol. 626, page 107.           Second Amendatory Agreement
                                                                   o  Agreement dated May 4, 1973   dated July 5, 1972.
                                                                      recorded in Vol. 511, page    Third Amendatory Agreement
                                                                      238.                          dated March 15, 1973.
                                                                   o  Agreement dated September     Fourth Amendatory Agreement
                                                                      10, 1974 as amended by        dated May 4, 1973.
                                                                      Letter Agreement dated        Fifth Amendatory Agreement
                                                                      April 18, 1979.               dated September 11, 1978.
                                                                                                    Amendment to Agreement of
                                                                                                    Lease dated May 3, 1985
                                                                                                    recorded in Vol. 911, page 96.
                                                                                                    Amendment to Lease dated
                                                                                                    December 20, 1986 recorded in
                                                                                                    Vol. 1019, page 59.
                                                                                                    Amendment to Lease and
                                                                                                    Indemnification Agreement
                                                                                                    dated December 23, 1986
                                                                                                    recorded in Vol. 1019, page 69.
------------------------------------------------------------------------------------------------------------------------------------

CONTINUED ON NEXT PAGE

------------------------------------------------------------------------------------------------------------------------------------
                                         Property Name and
        Owner of Record                   Street Address                    Ground Leases                     Amendments
        ---------------                   --------------                    -------------                     ----------
------------------------------------------------------------------------------------------------------------------------------------
Service Cedar Rapids              Five Seasons Hotel               o  Lease of Air Rights dated     o  Agreement to correct legal
                                  350 1st Ave. NE                     October 14, 1976 recorded        description dated January
                                  Cedar Rapids, IA 53401              in Vol. 1733, page 1 and in      4, 1978 recorded in Book
                                                                      Book 3494, page 631.             3494, page 655.
                                                                                                       Assignment of Lease of Air
                                                                                                       Rights dated September 7,
                                                                                                       1977 recorded in Vol. 1733,
                                                                                                       page 26.
                                                                                                       Assignment of Assignment of
                                                                                                       Air Rights dated February
                                                                                                       13, 1979 recorded in Vol.
                                                                                                       1772, page 3.
                                                                                                       Proposed Amendment to Air
                                                                                                       Rights Lease dated June 28,
                                                                                                       1995.
                                                                                                       Assignment and Assumption
                                                                                                       of Lease of Air Rights
                                                                                                       dated _______ recorded in
                                                                                                       Liber 2877, page 344.

                                                                   o  Lease dated May 23, 1979      o  Amendment to Lease dated
                                                                      recorded in Book 3494, page      January 3, 1984 recorded in
                                                                      657 (Pedestrian Passage          Book 3494, page 677.
                                                                      Lease).                          Amendment to Lease dated
                                                                                                       May 22, 1985 recorded in
                                                                                                       Book 3494, page 676.
                                                                                                       Assignment and Assumption
                                                                                                       of Lease dated ______
                                                                                                       recorded in Liber _____,
                                                                                                       page ____.

                                                                   o  Ballroom Rental Agreement     o  Proposed Amendment to
                                                                      dated October 26, 1977           Ballroom Rental Agreement
                                                                      recorded in Vol. 1733, page      dated October 26, 1977
                                                                      32.                              recorded in Book 3494, page
                                                                                                       680.
                                                                                                       Memorandum of Understanding
                                                                                                       dated June 30, 1995.

                                                                   o  Parking Space Agreement       o  Assignment and Assumption
                                                                      dated May 12, 1977 recorded      of Leases dated April 23,
                                                                      in Book 3494, page 682.          1997 recorded in Book 3494,
                                                                                                       page 684.

                                                                   o  Skyway Agreement dated
                                                                      April 11, 1979.
------------------------------------------------------------------------------------------------------------------------------------
Servico Colesville, Inc.          Town Center                      Agreement of Lease dated June    First Amendment to Agreement
                                  8727 Colesville Road             15, 1962.                        dated February 23, 1967.
                                  Silver Springs, MD 20910                                          Second Amendment to Lease
                                                                                                    dated February 18, 1998.
------------------------------------------------------------------------------------------------------------------------------------
Sheffield Motel Enterprises,      Holiday Inn Sheffield            Lease dated February 6, 1981     Amendment of Lease dated
Inc.                              4900 Hatch Blvd.                 recorded in Book 391, page 79.   January 24, 1995.
                                  Sheffield, AL 35660                                               Second Amendment of Lease
                                                                                                    dated June 16, 1997.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                         Property Name and
        Owner of Record                   Street Address                    Ground Leases                     Amendments
        ---------------                   --------------                    -------------                     ----------
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC               Holiday Inn St. Louis North      Lease dated January 1, 1994.
                                  4545 N. Lindbergh Blvd.
                                  St. Louis, MO 63044
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC               Courtyard by Marriott -          Lease Agreement dated April
                                  Abilene                          18, 1996.
                                  4350 Ridgemont Drive
                                  Abilene, TX 79606
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC               Courtyard by Marriott -          Lease Agreement dated January
                                  Paducah                          27, 1997.
                                  3835 Technology Drive
                                  Paducah, KY 42001
------------------------------------------------------------------------------------------------------------------------------------
IMPAC Hotels I, LLC               Comfort Inn                      Lease Agreement dated February
                                  2635 N.E. Loop #410              18, 1993.
                                  San Antonio, TX 78217
------------------------------------------------------------------------------------------------------------------------------------

                                                                SCHEDULE 4.01(x)

                                   Investments

-------------------------------------------------------------------------
                     Location                            Ownership %
-------------------------------------------------------------------------
Crowne Plaza Saginaw                                         51
-------------------------------------------------------------------------
Crowne Plaza Worcester                                       51
-------------------------------------------------------------------------
Holiday Inn Sioux City                                       51
-------------------------------------------------------------------------
Holiday Inn Ft. Wayne                                        51
-------------------------------------------------------------------------
Holiday Inn McKnight Road (*)                                50
-------------------------------------------------------------------------
Holiday Inn Melbourne                                        50
-------------------------------------------------------------------------
Omni West Palm Beach                                         50
-------------------------------------------------------------------------
Radisson New Orleans                                         50
-------------------------------------------------------------------------
Crowne Plaza Macon                                           60
-------------------------------------------------------------------------
Holiday Inn Augusta                                          51
-------------------------------------------------------------------------
Holiday Inn Richfield                                        51
-------------------------------------------------------------------------
Holiday Inn Columbus                                         30
-------------------------------------------------------------------------

-------------------------------------------------------------------------
(*) we have effective 100% ownership in this hotel
-------------------------------------------------------------------------

                                                                SCHEDULE 4.01(y)

          Patents, Trademarks, Tradenames, Servicemarks and Copyrights

                                  See attached.

                [LOGO] US PATENT & TRADEMARK OFFICE
                       TRADEMARK TEXT AND IMAGE DATABASE

      ----  ----  -----  -------  ------  ------  ----------  -----------
      Help  Home  Marks  Boolean  Manual  Number  Index Copy  [ILLEGIBLE]
      ----  ----  -----  -------  ------  ------  ----------  -----------

          [GRAPHIC]

(1 of 1)
--------------------------------------------------------------------------------
                               ------------------
                                  Check Status
                               ------------------
Word Mark              LODGIAN

Owner Name             (APPLICANT) Impac Hotel Group, L.L.C.

Owner Address          Two Live Oak Center 3445 Peachtree Road, Suite 700
                         Atlanta GEORGIA
                       30326 LIMITED LIABILITY COMPANY GEORGIA

Owner Name             (LAST LISTED OWNER) Impac Hotel Group, L.L.C.

Owner Address          Two Live Oak Center 3445 Peachtree Road, Suite 700
                         Atlanta GEORGIA
                       30326 LIMITED LIABILITY COMPANY GEORGIA

Attorney of Record     EDMUND B (PETER) BURKE

Serial Number          75-455508

Filing Date            03/24/1998

Section 1(B)           SECTION 1(B)
indicator

Mark Drawing           (1) TYPED DRAWING
Code

Register               PRINCIPAL

Published for          02/09/1999
Opposition

Type of Mark           SERVICE MARK

                       ---------------------------

International Class    042

Goods and Services     HOTELS

                       ---------------------------

--------------------------------------------------------------------------------
          [GRAPHIC]
(1 of 1)

http://[ILLEGIBLE]

                     U.S. Patent and Trademark Office (PTO)
                              NOTICE OF ALLOWANCE

(NOTE: If any data on this notice is incorrect, please submit a written request for correction of the NOA to: Assistant Commissioner for Trademarks, Box ITU, 2900 Crystal Drive, Arlington, VA 22202-3513. Please include the serial number of your application on ALL correspondence with the PTO. 15 U.S.C. 1063(b)(2))

ISSUE DATE OF NOA: May 4, 1999

     EDMUND B (PETER) BURKE
     POWELL GOLDSTEIN FRAZER & MURPHY LLP
     191 PEACHTREE ST
     ATLANTA GA 30303

--------------------------------------------------------------------------------
                 ** IMPORTANT INFORMATION: 6 MONTH DEADLINE **

      To avoid ABANDONMENT of this application, either a "Statement of Use" (a.k.a. "Allegation of Use") or a "Request for Extension of Time to File a Statement of Use" (a.k.a. "Extension Request") and the appropriate fee(s) must be received in the PTO within six months of the issue date of this Notice Of Allowance (NOA). Failure to do so will result in the ABANDONMENT of this application.

      Please note that both the "Statement of Use" and "Extension Request" have many legal requirements, including fees. These requirements are explained in the PTO booklet "Basic Facts about Trademarks", which can be obtained upon request at (703) 308-9000. In addition, there are printed forms contained in this booklet (for "Statements of Use" and "Extension Requests") for your use.
--------------------------------------------------------------------------------

           The following information should be reviewed for accuracy:

SERIAL NUMBER:   75/455508
MARK:            LODGIAN
OWNER:           Impac Hotel Group, L.L.C.
                 Two Live Oak Center
                 3445 Peachtree Road, Suite 700
                 Atlanta, GEORGIA 30326

                     GOODS/SERVICES BY INTERNATIONAL CLASS

042-HOTELS

               ALL OF THE GOODS/SERVICES IN EACH CLASS ARE LISTED




--------------------------------------------------------------------------------
            ADDITIONAL INFORMATION MAY BE PRESENT IN THE PTO RECORDS

                                                                SCHEDULE 4.01(z)

                               Material Contracts

1. Comfort Franchise Agreement between Choice Hotels/Servico Roseville-MN, 10/17/97

2. Franchise Agreement and related documents between ITT Sheraton Corp. and Servico Properties, Hilton Head, SC, October 31, 1996

3. Franchise Agreement and related documents for Ramada Plaza (Servico Properties) Houston, TX (1998)

4. Franchise Agreement and related documents for Holiday Inn, Jamestown, NY dated November 7, 1997

5. Franchise Agreement and related documents for Quality Hotels and Conference Center, between Choice Hotels and KDS Corporation, Metarie, LA, dated June 22, 1994

6. Franchise Agreement and related documents for Four Points Hotel, between ITT Sheraton Corp. and Servico Niagara Falls, Inc., Niagara Falls, NY

7. Franchise Agreement and related documents for Hampton Inn, between Promus Hotels and Servico Pensacola 7330, Inc., Pensacola, FL, dated August 16, 1995

8. Franchise Agreement and related documents for Holiday Inn University Mall, Pensacola, FL, between Holiday Inns Franchising, Inc., and Servico Pensacola 7200, Inc., dated August 14, 1995

9. Franchise Agreement and related documents for Holiday Inn (Greentree), Pittsburgh, PA, between Holiday Inns Franchising, Inc. and APICO Inns of Greentree, Inc., dated September 24, 1991

10. Franchise Agreement and related documents for Holiday Inn (Parkway East), Pittsburgh, PA, between Holiday Inns Franchising, Inc. and APICO Hills, Inc., dated December 4,1991

11. Franchise Agreement and related documents for Omni Hotel, Albany, NY, between Omni Hotels Franchising Corp. and Albany Hotel, Inc., dated October 29, 1992

12. Franchise Agreement and related documents for Crowne Plaza Five Seasons, Cedar Rapids, IA; Servico Properties

13. Holiday Inns Franchising Agreement between Holiday Inn/Minneapolis Motel, 6/21/94

14. Holiday Inns Franchising Agreement between Holiday Inn/Fayetteville Motel, 12/4/91

15.   Holiday Inns Franchising Agreement between Holiday Inn/Apico Hills,
      12/4/91

16. Holiday Inns Franchising Agreement between Holiday Inn/Apico Inns of Greentree, 9/24/91

17. Holiday Inns Franchising Agreement between Crowne Plaza/Servico Houston, 3/27/98

18. Holiday Inn Franchising Agreement between Holiday Inn/Select Hotel/Servico Windsor, 9/24/97

19. Holiday Inn Franchising Agreement between Holiday Inn/Servico Pensacola 8/14/95

20. Holiday Inns Franchising Agreement between Holiday Inn/Servico Ft. Pierce, 8/14/95

21. Holiday Inns Franchising Agreement between Holiday Inn/Servico Winter Haven, 11/17/97

22. Holiday Inns Franchising Agreement between Holiday Inn/Brunswick Motel, 9/24/92

23. Holiday Inns Franchising Agreement between Holiday Inn/Servico Rolling Meadows, 11/20/97

24. Holiday Inns Franchising Agreement between Holiday Inn/Servico Cedar Rapids, 6/6/97

25. Holiday inns Franchising Agreement between Holiday Inn/Servico Maryland, 11/17/97

26. Holiday Inns Franchising Agreement between Holiday Inn Express/Servico Pensacola, 8/14/95

27. Holiday Inns Franchising Agreement between Holiday Inn/Dothan Hospitality, 8/14/95

28. Holiday Inns Franchising Agreement between Holiday Inn/Sheffield Motel Enterprises, 9/24/91

29. Holiday Inns Franchising Agreement between Holiday Inn/Servico Pensacola 7200, 8/14/95

30. Holiday Inns Franchising Agreement between Holiday Inn/Servico Market Center, 6/14/97

31.   Holiday Inns Franchising Agreement between Crowne Plaza/Servico, 5/1/7/95

32. Holiday Inns Franchising Agreement between Holiday Inn/Apico Inns of Greentree, 4/18/90

33. Holiday Inns Franchising Agreement between Holiday Inn Express/Gaden Hospitality, 8/14/95

34. Holiday Inns Franchising Agreement between Holiday Inn Express/Servico Pensacola (6501 Pensacola Blvd.) 8/14/95

35. Holiday Inn Franchising Agreement between Holiday Inn/Brunswick Motel Enterprises, Inc., dated September 24, 1991

36. Holiday Inn Franchising Agreement Between Holiday Inn/Gadsden Hospitality, Inc., dated August 14, 1995

37. Holiday Inn Franchising Agreement between Holiday Inn/Servico Grand Island, Inc., for Holiday Inn, Grand Island, NY, dated January 16, 1998

38. Sheraton W. Palm Beach Agreement between ITT Sheraton/Servico W. Palm Beach, 11/20/97

39.   Hampton Inn Agreement between Promus Hotels/Servico Pensacola 7330,
      8/16/95

40. That certain Franchise Agreement, dated January 15, 1996 between Marriott International, Inc. and Bentonville Lodging Associates I, Limited Partnership ("Franchisee"), as amended by that certain Assignment and Assumption Agreement, dated March 3, 1997 between Franchisee and Impac Hotels I, L.L.C.

41. That certain Franchise Agreement, dated September 18, 1995 between Marriott International, Inc. and Buckhead Lodging Associates I, Limited Partnership ("Franchisee"), as amended by that certain Assignment and Assumption Agreement, dated March 3, 1997 between Franchisee and Impac Hotels I, L.L.C.

42. That certain Franchise Agreement dated November 1, 1996, between Marriott International, Inc. and South Georgia Lodging Associates I, Limited Partnership ("Franchisee"),as amended by that certain Assignment and Assumption Agreement, dated March 3, 1997, between Franchisee and Impac Hotels I, L.L.C.

43. That certain Franchise Agreement, dated September 22, 1995 between Marriott International, Inc. and Florence Lodging Associates I, Ltd. ("Franchisee"), as amended by that certain Assignment and Assumption Agreement, dated March 3,1997 between Franchisee and Impac Hotels I, L.L.C.

44. That certain Franchise Agreement, dated August 4, 1989, between Super 8 Motels, Inc. ("Franchisor") and Hazard Lodging Associates, Inc. ("Franchisee"), as amended by that certain Assignment and Assumption Agreement, dated March 3, 1997, between Franchisor, Franchisee and Impac Hotels I, L.L.C.

45. That certain Franchise Agreement, dated October 10, 1995 between Marriott International, Inc. and Paducah Lodging Associates I, Limited Partnership ("Franchisee"), as amended by that certain Assignment and Assumption Agreement, dated March 3, 1997 between Franchise and Impac Hotels I, L.L.C.

46. That certain Franchise Agreement, dated March 27, 1989 between Super 8 Motels, Inc. ("Franchisor") and P-Burg Lodging Associates, Inc. ("Franchisee"), as amended by that certain Assignment and Assumption Agreement dated March 3, 1997, between Franchisor, Franchisee and Impac Hotels, I, L.L.C.

47. That certain Franchise Agreement and Addendum dated February 16, 1995, between Choice Hotels International, Inc. and Greenville Lodging Associates I, Ltd., as amended by that certain Assumption Agreement, dated March 3, between Impac Hotels I, L.L.C. and Choice Hotels Franchising, Inc.

48. That certain Franchise Agreement, dated January 16,1993, between Choice Hotels International, Inc. and Southern Texas Lodging Associates, I, Ltd., Southern Texas Lodging Associates, Inc. and Robert Cole, Robert Flanders, Charles Cole and Albert Jevremovic, Individually, as amended by that certain Assumption Agreement, dated February 4, 1997, between Impac Hotels I, L.L.C. and Choice Hotels Franchising, Inc.

49. Franchise agreement and related documents for Holiday Inn, between Holiday Hospitality Franchising, Inc. and AMI Operating Partners, L.P., New Haven, CT, dated May 28, 1998

50.   Holiday Inns Franchising Agreement btwn Holiday Inn/AMI, 5/28/98

51.   Holiday Inns Franchising Agreement btwn Holiday Inn/AMI(Fred.), 5/28/98

52. Holiday Inns Franchising Agreement btwn Holiday Inn/AMI (Balt., Cromwell Bridge Road), 5/28/98

53.   Holiday Inns Franchising Agreement btwn Holiday Inn/Servico MD, 11/17/97

54.   Holiday Inns Franchising Agreement btwn Holiday Inn/AMI (Balt., Belmont
      Ave), 5/28/98

55.   Holiday Inns Franchising Agreement btwn Holiday Inn/AMI (New Haven),
      5/28/98

56.   Holiday Inns Franchising Agreement btwn Holiday Inn/AMI (E. Hartford),
      5/28/98

57. Holiday Inns Franchising Agreement btwn Holiday Inn/Servico Market Center, 6/14/97

58.   Holiday Inns Franchising Agreement between Holiday Inns/Servico, 1/17/96

59. Holiday Inn Franchising Agreement between Holiday Inn/AMI Operating Partners, dated May 28, 1998

60. Holiday Inn Franchising Agreement between Holiday Inn/AMI Operating Partners, L.P., for Holiday Inn (East), dated May 28, 1998

61. Omni Hotels Franchising Agreement btwn Omni Hotels/Service Centre Associates, 1/7/92

62. Four Points Hotel Niagara Falls Agreement btwn ITT Sheraton/Servico Niagara Falls 5/20/98

63. Marriott International Inc. Amendment to Franchise Agreement with Impac Hotels I., Florence, KY, 12/23/98

64. Marriott International Inc. Amendment to Franchise Agreement with Impac Hotels III, Richmond, VA 12/23/98